EXHIBIT 4.17
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF
THE SECURITIES EXCHANGE ACT OF 1934
    The following is a brief summary of the material terms of the five classes of securities of Ready Capital Corporation (“Company,” “we,” “us” or “our”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2025: our common stock, $0.0001 par value per share (“Common Stock”), our 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), our 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (“Series E Preferred Stock”), our 6.20% senior notes due 2026 (the “6.20% 2026 Notes”), our 5.75% senior notes due 2026 (the “5.75% 2026 Notes”) and our 9.00% Senior Notes due 2029 (the “9.00% 2029 Notes” and, together with the 6.20% 2026 Notes and the 5.75% 2026 Notes, the “Notes”). This summary description is not meant to be complete. The particular terms of each security are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws, and in the case of the Notes, to the provisions of the indentures governing the Notes, copies of which have been filed by us with the Securities and Exchange Commission (the “SEC”).

Description of Capital Stock

    Our charter provides that we may issue up to 500,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which (i) 140 shares have been designated as 12.5% Series A Cumulative Non-Voting Preferred Stock (“Series A Preferred Stock”), (ii) 779,743 shares have been designated as Series C Preferred Stock and (iii) 4,600,000 shares have been designated as Series E Preferred Stock. Our charter authorizes our board of directors (our “Board”) to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

    As of December 31, 2025, there were (i) 163,010,012 shares of Common Stock outstanding, (ii) no shares of Series A Preferred Stock outstanding, (iii) 334,678 shares of Series C Preferred Stock outstanding and (iv) 4,600,000 shares of Series E Preferred Stock outstanding.

Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
The outstanding shares of common stock were issued by us and do not represent any interest in or obligation of Waterfall Asset Management, LLC (our “Manager”) or any of its affiliates.
Holders of shares of our common stock have no preference, conversion, exchange, redemption or sinking fund rights, have no preemptive rights to subscribe for any securities of our Company and have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions relating to the ownership and transfer of our stock, and to the rights of any outstanding shares of our preferred stock, shares of our common stock will have equal dividend, liquidation and other rights.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the vote required to remove a director and the restrictions relating to the ownership and transfer of our stock and the vote required to amend these provisions, which must be declared advisable by our Board and approved by at least two-thirds of all of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.
Series C Preferred Stock
    The outstanding shares of Series C Preferred Stock were issued by us and do not represent any interest in or obligation of our Manager or any of its affiliates. Capitalized terms used but not defined in this section have the meanings ascribed to them in the Articles

Supplementary to our Articles of Amendment designating the shares of Series C Preferred Stock (the “Series C Articles Supplementary”), filed as Exhibit 3.7 to our Registration Statement on Form 8-A filed with the SEC on March 19, 2021.
Maturity
The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless repurchased by us.
Ranking
The Series C Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
(a) senior to all classes or series of Common Stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series C Preferred Stock;
(b) on parity with the Parity Stock; and
(c) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock.
Dividends
Holders of the Series C Preferred Stock are entitled to receive, when and as authorized by our Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 6.25% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.5625 per share). Dividends on the Series C Preferred Stock are cumulative from January 15, 2021 and are payable quarterly in arrears on or before January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Any dividend payable on the Series C Preferred Stock for any partial dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable Dividend Payment Date (each, a “Dividend Record Date”).

No dividends on shares of Series C Preferred Stock may be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the terms and provisions referred to in the preceding paragraph at any time prohibit the current payment of dividends, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than dividends in shares of Common Stock or dividends in shares of any series of Preferred Stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment nor will any other distribution be declared or made upon the Common Stock, or any Preferred Stock of ours ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor will any shares of Common Stock, or any shares of Preferred Stock of ours ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the Series C Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to our charter).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series C Preferred Stock and the shares of any other series of Parity Stock, all dividends declared upon the Series C Preferred Stock and the shares of any other series of Parity Stock will be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and the shares of any other series of Parity Stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and the shares of any other series of Parity Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Series C Preferred Stock which may be in arrears.
Any dividend payment made on shares of the Series C Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of Series C Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series C Preferred Stock as described above.

Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets, legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of our Preferred Stock that ranks junior to the Series C Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Parity Stock in the distribution of assets, then the holders of shares of Series C Preferred Stock and stockholders of such classes or series of Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets.

Written notice of any such liquidation, dissolution or winding, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances are payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as appears on our stock transfer records.

The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption
The Series C Preferred Stock are not redeemable at any time by us or at the option of the holders thereof.
Conversion
Conversion Rights
Subject to and upon compliance with the provisions of Section 6 of the Series C Articles Supplementary, a holder of any share or shares of Series C Preferred Stock has the right, at its option, to convert all or any portion of such holder’s outstanding Series C Preferred Stock (the “Conversion Right”), subject to the conditions described below, into (i) an amount in cash equal to $3.7963 per share of Series C Preferred Stock (the “Conversion Cash”) and (ii) the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 1.0505 shares of Common Stock per $25.00 liquidation preference (the “Conversion Rate”), which is equivalent to an initial Conversion Price of approximately $23.7981 per share of Common Stock (subject to adjustment in accordance with the provisions of Section 7 of the Series C Articles

Supplementary). Such holder must surrender to us such shares of Series C Preferred Stock to be converted in accordance with the following paragraphs, as applicable.
In connection with the conversion of any shares of Series C Preferred Stock, no fractional shares of Common Stock will be issued, but we will pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price on a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded immediately prior to the Conversion Date (as defined below) or the Company Conversion Option Date (as defined below). If more than one share of Series C Preferred Stock is surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares of Series C Preferred Stock will be computed on the basis of the total number of shares of Series C Preferred Stock so surrendered.
A holder of Series C Preferred Stock is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its Series C Preferred Stock, and only to the extent the Series C Preferred Stock are deemed to have been converted to shares of Common Stock in accordance with these terms.
We will, prior to issuance of any shares of Series C Preferred Stock, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of our authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of our duly authorized Common Stock as is from time to time sufficient to effect the conversion of all shares of Series C Preferred Stock outstanding into such shares of Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such shares of Series C Preferred Stock would be held by a single holder).
Company Conversion Option
We have the option to require the holders of the Series C Preferred Stock to convert all of the outstanding shares of Series C Preferred Stock into that amount of Conversion Cash and that number of shares of Common Stock that are issuable at the Conversion Rate (as adjusted, the “Company Conversion Option”). We may exercise the Company Conversion Option only if the Closing Sale Price equals or exceeds 130% of the Conversion Price of the Series C Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day prior to our issuance of a press release announcing our intent to exercise the Company Conversion Option in accordance with the following paragraph.
To exercise the Company Conversion Option right, we must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth above have been satisfied, announcing our intention to exercise the Company Conversion Option. We must also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series C Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the Company Conversion Option announcing our intention to exercise the Company Conversion Option. The conversion date (the “Company Conversion Option Date”) must be on the date that is five Trading Days after the date on which we issue such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Company Conversion Option must state, as appropriate:
(1)the Company Conversion Option Date;
(2)the amount of Conversion Cash to be payable and the number of shares of Common Stock to be issued upon conversion of each Series C Preferred Stock;
(3)the number of shares of Series C Preferred Stock to be converted; and
(4)that dividends on the Series C Preferred Stock to be converted will cease to accrue on the Company Conversion Option Date.
Upon exercise of the Company Conversion Option and the surrender of shares of the Series C Preferred Stock by a holder thereof, we will issue and deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of shares of Series C Preferred Stock being converted, or a holder’s transferee, is entitled plus (b) the Conversion Cash plus (c) any fractional interest in respect of a share of Common Stock arising upon such conversion as provided above.
Each conversion will be deemed to have been made at the close of business on the Company Conversion Option Date such that the rights of the holder thereof as to the Series C Preferred Stock being converted will cease except for the right to receive the Conversion Cash and the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 7 of the Series C Articles Supplementary) on the Company Conversion Option Date, and the person entitled to receive shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.
In lieu of the foregoing procedures, if the shares of Series C Preferred Stock are held in global form, each holder of beneficial interest in Series C Preferred Stock must comply with the procedures of The Depository Trust Company (“DTC”) to convert such holder’s beneficial interest in respect of the Series C Preferred Stock evidenced by a global share of the Series C Preferred Stock.

In case any shares of Series C Preferred Stock are to be converted pursuant to the Company Conversion Option, such holder’s right to voluntarily convert its Series C Preferred Stock will terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Option Date.
Conversion Right Procedures.
To exercise the Conversion Right as set forth in above, a holder of the Series C Preferred Stock must surrender to us at our principal office or at the office of our transfer agent, as may be designated by our Board, the certificate or certificates for the shares of Series C Preferred Stock to be converted accompanied by a written notice stating that the holder of Series C Preferred Stock elects to convert all or a specified whole number of those shares in accordance with Section 6(c) of the Series C Articles Supplementary and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”). In case the notice specifies that the Conversion Cash or shares of Common Stock are to be issued in a name or names other than that of the holder of Series C Preferred Stock, the notice must be accompanied by payment of all transfer taxes payable upon the payment of the Conversion Cash and the issuance of shares of Common Stock in that name or names. Other than those transfer taxes payable pursuant to the preceding sentence, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of Conversion Cash or shares of Common Stock upon conversion of the shares of Series C Preferred Stock.
As promptly as practicable after the surrender of the certificate or certificates for the shares of Series C Preferred Stock in accordance with Section 6(c)(i) of the Series C Articles Supplementary, the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will issue and deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, (a) the Conversion Cash and certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the Series C Preferred Stock being converted, or the holder’s transferee, is entitled, (b) if less than the full number of Series C Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion will be settled as provided in Section 6(a)(ii) of the Series C Articles Supplementary.
Each conversion will be deemed to have been made at the close of business on the date of giving such notice of conversion and of surrendering the certificate or certificates representing the shares of the Series C Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series C Preferred Stock being converted will cease except for the right to receive the Conversion Cash and the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 7 of the Series C Articles Supplementary), and, if applicable, the person entitled to receive shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.
In lieu of the foregoing procedures, if the shares of Series C Preferred Stock are held in global form, each holder of beneficial interest in Series C Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series C Preferred Stock evidenced by a global share of the Series C Preferred Stock.
If a holder of Series C Preferred Stock has exercised its right to require us to repurchase shares of Series C Preferred Stock in accordance with Section 13 hereof, such holder’s Conversion Rights with respect to the Series C Preferred Stock so subject to repurchase will expire at 5:00PM, New York City time, on the Trading Day immediately preceding the repurchase date, unless we default on the payment of the purchase price. If a holder of Series C Preferred Stock has submitted any such share for repurchase, such share may be converted only if such holder submits a notice of withdrawal or complies with applicable DTC procedures.
Payment of Dividends Upon Optional Conversion
If a holder of shares of Series C Preferred Stock exercises its Conversion Right, upon delivery of the Series C Preferred Stock for conversion, those shares of Series C Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accrued and unpaid dividends of the Series C Preferred Stock, except in those limited circumstances discussed here. Except as provided here, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series C Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.
If we receive a Conversion Notice before the close of business on a Dividend Record Date, the holder will not be entitled to receive any portion of the dividend payable on such converted Series C Preferred Stock on the corresponding Dividend Payment Date.
If we receive a Conversion Notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those Series C Preferred Stock, notwithstanding the conversion of those Series C Preferred Stock prior to that Dividend Payment Date, because that holder will have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series C Preferred Stock for conversion, the holder must pay us an amount equal to the dividend that has accrued and that will be paid on the related Dividend Payment Date.
 A holder of shares of Series C Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such Series C Preferred Stock into Conversion Cash and Common Stock on or after the corresponding Dividend Payment Date will be entitled to receive the dividend payable on such Series C Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of Series C Preferred Stock.

Payment of Dividends Upon Company Conversion Option
If we exercise the Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividend which are in arrears as of the Company Conversion Option Date will be payable to the holder of the Series C Preferred Stock.
If we exercise the Company Conversion Option and the Company Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.
If we exercise the Company Conversion Option and the Company Conversion Option Date is a date that is on, or after the close of business on, any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series C Preferred Stock called for conversion on such date, will be payable on such Dividend Payment Date to the record holder of such shares on such record date.
Voting Rights
Holders of the Series C Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the holders of such shares of Series C Preferred Stock (voting separately as a class with all other series of Parity Stock, upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of a total of two additional directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 10% of the Series C Preferred Stock or the holders of any other series of Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period will have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.
 If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock will have been paid in full or set aside for payment in full, the holders of shares of Series C Preferred Stock will be divested of the voting rights set forth above (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate and the number of directors on our Board will decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights set forth above (voting separately as a class with the Parity Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth above (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter.
So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class, together with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C Preferred Stock and; provided, further, that any increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional Series C Preferred Stock or any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Adjustment of Conversion Rate
If we, while any shares of Series C Preferred Stock are outstanding, issue Common Stock as a dividend or distributions to all or substantially all of the holders of Common Stock (other than pursuant to our existing dividend reinvestment and share purchase plan or any future dividend reinvestment and share purchase plan we adopt which is not materially adverse to the holders of shares of Series C Preferred Stock and in any case which is without duplication subject to an adjustment under Section 7(e) of the Series C Articles Supplementary), then the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) fixed for the determination of stockholders entitled to receive such dividend or other distribution will be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution, and the denominator of which is the number of shares of Common Stock outstanding at the close of business on such Record Date.
An adjustment made in this way will become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of this type is declared but not paid or made, the Conversion Rate will again be adjusted to the Conversion Rate which would then be in effect if the dividend or distribution had not been declared. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by our Board or by statute, contract or otherwise).
If we, at any time or from time to time while any shares of Series C Preferred Stock are outstanding, subdivide, combine reclassify, or split our outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which the subdivision, combination, reclassification or split becomes effective will be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the day the subdivision, combination, reclassification or split becomes effective, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the opening of business on the day that the subdivision, combination, reclassification or split becomes effective.
An adjustment made in this way will become effective immediately prior to the opening of business on the day following the day upon which the subdivision, reclassification, split or combination becomes effective.
If we, at any time or from time to time while any shares of Series C Preferred Stock are outstanding, issue rights or warrants for a period expiring within 60 days to all or substantially all holders of our outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock outstanding at the close of business on the date of announcement, and (y) the total number of additional shares of Common Stock issuable pursuant to such rights, warrants, options, other securities, or convertible securities, and the denominator of which is the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date of announcement, and (y) the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such rights, warrants, options, other securities or convertible securities divided by the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date (subject to any adjustment as required pursuant to Section 7(g) of the Series C Articles Supplementary) (the “Current Market Price”) immediately preceding the date of announcement of the issuance of such rights, warrants, options, other securities or convertible securities.
An adjustment made in this way will become effective immediately prior to the opening of business on the day following the Record Date for the issuance. If the shares of Common Stock are not delivered pursuant to such rights, warrants, options, other securities, or convertible securities upon the expiration or termination of such rights, warrants, options, other securities, or convertible securities, the Conversion Rate will be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants, options, other securities, or convertible securities have been made on the basis of the delivery of only the number of shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion, exchange, or exercise of such other securities). In determining whether any rights, warrants options, other securities, or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received for such rights, warrants options, other securities, or convertible securities, the value of such consideration if other than cash, to be determined by our Board.
    If we, at any time or from time to time while any shares of Series C Preferred Stock are outstanding, by dividend or otherwise, distribute to all or substantially all of the holders of our outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which we are the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of our capital stock, evidences of the our indebtedness, or other assets or property, including securities, (including capital stock of any of our subsidiaries) but excluding (i) dividends or distributions of Common Stock referred to in Section 7(a) of the Series C Articles Supplementary, (ii) any rights or warrants referred to in Section 7(c) of the Series C Articles Supplementary, (iii) dividends and distributions paid exclusively in cash referred to in Section 7(e) of the Series C Articles Supplementary and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, combination, sale or conveyance to which Section 7 of the Series C Articles Supplementary applies (such capital stock, evidence of its indebtedness, other assets or property or securities being distributed referred to in this section as the “Distributed Assets”), then, in each such case, the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction, the numerator of which is the Current Market Price, and the denominator of which is (x) such Current Market Price, less (y) the Fair Market Value (as defined below) on such date of the portion of the Distributed Assets distributed with respect to each share of Common Stock outstanding on the Record Date for such distribution. “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by our Board, whose determination must be made in good faith and, absent manifest error, will be final and binding on holders of the Series C Preferred Stock).
An adjustment made in this way will become effective immediately prior to the opening of business on the day following the Record Date for the distribution. If such dividend or distribution is not so paid or made, the Conversion Rate will again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
    If our Board determines the Fair Market Value of any distribution for purposes of the immediately preceding paragraphs by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to the immediately preceding paragraphs to the extent possible, unless our Board determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series C Preferred Stock.
If any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of our subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed will equal the average of the Closing Sale Prices of such securities for the 10 consecutive Trading Days commencing on and including the first Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price will be measured for the same period. If, however, an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, Fair Market Value of the securities distributed in the Spin Off will mean the initial public offering price of such securities and the Current Market Price will mean the Closing Sale Price for the Common Stock on the same Trading Day.
Rights or warrants distributed by us to all or substantially all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase our equity securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock, will be deemed not to have been distributed for these purposes (and no adjustment to the Conversion Rate under Section 7(d) of the Series C Articles Supplementary will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant will become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event will be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 7(d) of the Series C Articles Supplementary, the following will occur:
(1)In the case of any rights or warrants which all have been repurchased without exercise by any holders of such rights or warrants, the Conversion Rate will be readjusted upon such final repurchase to give effect to the distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such repurchase; and
(2)In the case of such rights or warrants which have expired or been terminated without exercise, the Conversion Rate will be readjusted as if such rights and warrants had never been issued.
For purposes of Sections 7(a), 7(b), 7(c), and 7(d) of the Series C Articles Supplementary, any dividend or distribution to which Section 7(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 7(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7(c) applies (or any combination thereof), will be deemed instead to be a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Sections 7(a), 7(b) and 7(c) apply, respectively (and any Conversion Rate adjustment required by Section 7(d) with respect to such dividend or distribution will then be made), immediately followed by a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 7(a), 7(b) and 7(c) with respect to such dividend or distribution will then made), except that (i) the Record Date of such dividend or distribution will be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 7(a), (y) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 7(b), and (z) as “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 7(c), and (ii)any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) will be disregarded in connection with such dividend or distribution.
If we, at any time or from time to time while any shares of Series C Preferred Stock are outstanding, by dividend or otherwise, distribute to all or substantially all holders of our outstanding shares of Common Stock during any quarterly fiscal period, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 8 of the Series C Articles Supplementary applies or as part of a distribution referred to in Section 7(d) of the Series C Articles Supplementary) which results in an annualized Common Stock dividend yield which is greater than 6.25% (the “Dividend Threshold Amount”), then, and in each case, immediately after the close of business on such date, the Conversion Rate will be adjusted based on the following formula:
CR1 = CRo +(($25.00 x (CSY — 6.25%)/4)/SP)
In the above formula, “CRo" means the Conversion Rate in effect immediately prior to the Record Date for such distribution “CR1” means the Conversion Rate in effect immediately after the Record Date for such distribution, “SP” means the average of the Closing Sale price per share of Common Stock over the 10 consecutive Trading Day period prior to the Trading Day immediately preceding the earlier of the Record Date or the ex-dividend date of such cash excess dividend or cash excess distribution, and “CSY” means the annualized Common Stock dividend yield, calculated as all cash dividends and cash distributions paid to our holders of Common Stock during the fiscal quarter, multiplied by four, divided by SP.
Such increase will become effective immediately prior to the opening of business on the day following the Record Date for the distribution. In the event that such distribution is not made accordingly, the Conversion Rate will again be adjusted to be the Conversion Rate which would then be in effect if the distribution had not been declared.
If any tender offer made by us or any of our subsidiaries for all or any portion of Common Stock expires, then, if the tender offer will require the payment to the holders of Common Stock of consideration per share of Common Stock having a Fair Market Value that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate will be adjusted so that the same will equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction, the numerator of which is the sum of (x) the Fair Market Value of the aggregate consideration payable to holder of the Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (i) the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in our treasury) at the Expiration Time and (ii) the Current Market Price on the Trading Day next succeeding the

Expiration Date, and the denominator of which is the product of (x) the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in our treasury) at the Expiration Time multiplied by (y) the Current Market Price on the Trading Day next succeeding the Expiration Date.
This type of adjustment will become effective immediately prior to the opening of business on the day following the Expiration Date.
If we are obligated to purchase shares pursuant to any such tender offer, but we are permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate will again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If this type of adjustment would result in a decrease in the Conversion Rate, no such adjustment will be made for such tender offer.
For purposes of adjustments of conversion rates, the term “tender offer” means and includes both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) means and includes both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) means and includes shares tendered in both tender offers and exchange offers.
Notwithstanding the above and to the extent permitted by law, whenever successive adjustments to the Conversion Rate are called for as described above, such adjustments will be made as may be necessary or appropriate to effectuate the intent of Section 7 of the Series C Articles Supplementary and to avoid unjust or inequitable results as determined in good faith by our Board.
We are entitled to make such additional increases in the Conversion Rate, in addition to those required by Sections 7(a), 7(b), 7(c), 7(d), 7(e) or 7(f) of the Series C Articles Supplementary, if our Board determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, will not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.
To the extent permitted by law, we may, from time to time, increase the Conversion Rate for a period of at least 20 Trading Days if our Board determines that such an increase would be our best interests. Any such determination by our Board is conclusive. We give holders of Series C Preferred Stock at least 15 Trading Days’ notice of any increase in the Conversion Rate.
We will not adjust the Conversion Rate pursuant to Section 7 of the Series C Articles Supplementary to the extent that the adjustments would reduce the Conversion Price below $0.0001. We are not required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent are carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described in this section, we will not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for our shares of Common Stock or rights to purchase our shares of Common Stock or such convertible, exchangeable or exercisable securities.
In the event that at any time, as a result of an adjustment made pursuant to Section 7 of the Series C Articles Supplementary, the holder of any Series C Preferred Stock thereafter surrendered for conversion will become entitled to receive any shares of our capital stock other than Common Stock into which the Series C Preferred Stock originally were convertible, the Conversion Rate of the other shares receivable upon conversion of any such Series C Preferred Stock will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in the above paragraphs, and any other applicable provisions of our charter with respect to the Common Stock will apply on like or similar terms to any such other shares.
To the extent we have a rights plan in effect upon conversion of the Series C Preferred Stock into shares of Common Stock, the holder will receive (except to the extent we settle our conversion obligations in cash), in addition to the shares of Common Stock, the rights under the rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if the we made a distribution referred to in Section 7(d) of the Series C Articles Supplementary (without regard to any of the exceptions described in that section).
Consolidation or Merger
In the case of the following events (each, a “Business Combination”): (i) any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or a combination; (ii) a consolidation, merger or binding share exchange with another Person; (iii) a sale, conveyance or lease to another corporation of all or substantially all of our property and assets; or (iv) a statutory share exchange; in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, we or our successor or purchasing corporation, as the case may be, must provide that the holders of Series C Preferred Stock will be entitled thereafter to convert such Series C Preferred Stock into the Conversion Cash together with the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such holder of Series C Preferred Stock would have owned or been entitled to receive upon such Business Combination had such shares been converted into Conversion Cash and Common Stock immediately prior to such Business Combination. If holders of Common Stock have the opportunity to elect the form of consideration to be received in the Business Combination, we will make adequate provision whereby the holders of the Series C Preferred Stock will have a reasonable opportunity to determine the form of consideration into which all of the Series C Preferred Stock, treated as a single class, will be convertible from and after the effective date of such Business Combination.

Such determination must be based on the weighted average of elections made by the holders of the Series C Preferred Stock who participate in such determination, will be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in the Business Combination, and must be conducted in such a manner as to be completed by the date which is the earliest of (i) the deadline for elections to be made by holders of Common Stock, and (ii) two Trading Days prior to the anticipated effective date of the Business Combination. We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of the Series C Preferred Stock (and the weighted average of elections), by issuing a press release or providing other appropriate notice, and by providing a copy of such notice to our Board. If the effective date of the Business Combination is delayed beyond the initially anticipated effective date, the holders of the Series C Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The documents governing the rights of such securities will provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which will be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in Section 7 of the Series C Articles Supplementary. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such documents governing the rights of such securities must also be executed by the other corporation and must contain such additional provisions to protect the interests of the holders of the Series C Preferred Stock as our Board reasonably considers necessary by reason of the above, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 12(a) of the Series C Articles Supplementary.
We will cause notice of the execution of such documents governing the rights of such securities to be mailed to each holder of Series C Preferred Stock, at the address of such holder as it appears on the Register, within 20 days after execution. Failure to deliver such notice will not affect the legality or validity of such documents governing the rights of such securities.
The above provisions of this section similarly apply to successive Business Combinations. We will not become a party to any Business Combination unless its terms are consistent in all material respects with the above paragraphs. None of the paragraphs in this section will affect the right of a Series C Preferred Stockholder to convert its shares of Series C Preferred Stock into Common Stock prior to the effective date of a Business Combination. If this section applies to any event or occurrence, Section 7 of the Series C Articles Supplementary will not apply.
Notice of Adjustment
Whenever an adjustment in the Conversion Rate with respect to the Series C Preferred Stock is required, we will promptly place on file with the transfer agent for the Series C Preferred Stock a certificate of the Chief Financial Officer (or such person having similar responsibilities), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as are necessary to show the reason for and the manner of computing such adjustment, and a Notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate will promptly be given by us to each holder of Series C Preferred Stock. Any Notice given will be conclusively presumed to have been duly given, whether or not the holder receives such Notice.
Notice in Certain Events
In case of (i) a consolidation or merger to which we are a party and for which approval of any holders of our Common Stock is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of our property and assets, (ii) our voluntary or involuntary dissolution, liquidation or winding up, or (iii) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below, then, in each case, we will cause to be given, to the holders of the Series C Preferred Stock, at least 15 days prior to the applicable date hereinafter specified, a Notice stating:
(x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to Section 7 of the Series C Articles Supplementary, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or
(y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this section is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.
Failure to give such Notice or any defect of the Notice will not affect the legality or validity of the proceedings described above.
Purchase of Series C Preferred Stock upon a Fundamental Change
In the event of a fundamental change, a holder of Series C Preferred Stock will have the right to require us to purchase (the “Repurchase Right”) for cash all or any part of such holder’s shares of Series C Preferred Stock at a purchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the liquidation preference of the Series C Preferred Stock to be purchased plus accrued and unpaid dividends (including additional dividends, if any) to, but not including, the Fundamental Change Repurchase Date. Shares of Series C Preferred Stock submitted for purchase must be $25.00 liquidation preference or an integral multiple of $25.00.
Within 30 calendar days after the occurrence of a fundamental change, we will provide to all holders of Series C Preferred Stock and the transfer agent a Notice of the occurrence of the fundamental change and of the resulting Repurchase Right. Such Notice must state the events constituting the fundamental change, the date of the fundamental change, the last date on which a holder may exercise the Repurchase Right, the Fundamental Change Repurchase Price, the Fundamental Change Repurchase Date, the name and address of the transfer agent, that Series C Preferred Stock with respect to which a repurchase notice is given by the holder may be converted, if otherwise convertible, only if the repurchase notice has been properly withdrawn and the procedures that a holder must follow to exercise the Repurchase Right.
Simultaneously with providing such Notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or through such other public medium as we may use at that time and publish such information on our corporate website.
To exercise the Repurchase Right, subject to Section 11(e) of the Series C Articles Supplementary, a holder of the Series C Preferred Stock must deliver, on or before the twentieth Trading Day after the date of our delivery of Notice of a fundamental change (subject to extension to comply with applicable law), the Series C Preferred Stock to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” duly completed to the transfer agent. The repurchase notice must state the applicable Fundamental Change Repurchase Date, the portion of the liquidation preference of Series C Preferred Stock to be purchased in integral multiples of $25.00, and that the shares of Series C Preferred Stock are to be purchased by us pursuant to Section 11 of the Series C Articles Supplementary.
If the shares of Series C Preferred Stock are not in certificated form, a holder’s repurchase notice must comply with applicable DTC procedures. A holder of Series C Preferred Stock may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to us prior to the close of business on the Trading Day prior to the Repurchase Date. The notice of withdrawal must state the liquidation preference of the withdrawn Series C Preferred Stock, in integral multiples of $25.00, if certificated shares of Series C Preferred Stock have been issued, the certificate numbers of the withdrawn Series C Preferred Stock and the liquidation preference, if any, which remains subject to the repurchase notice. If the shares of Series C Preferred Stock are not in certificated form, a holder’s notice of withdrawal must comply with applicable DTC procedures.
We will be required to purchase the Series C Preferred Stock no less than 30 days nor more than 45 days after the date of our delivery of Notice of the fundamental change, subject to extension to comply with applicable law (as set forth in the Notice of the fundamental change, the “Fundamental Change Repurchase Date”). A holder of Series C Preferred Stock will receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of the Series C Preferred Stock.
If the transfer agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series C Preferred Stock on the Trading Day following the Fundamental Change Repurchase Date, then the Series C Preferred Stock will cease to be outstanding and dividends

(including additional dividends, if any) will cease to accrue (whether or not book-entry transfer of the Series C Preferred Stock is made or whether or not the Series C Preferred Stock certificate, if applicable, is delivered to the transfer agent), and all other rights of the holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series C Preferred Stock).
In connection with a fundamental change repurchase, we must comply with all U.S. federal and state securities laws in connection with any offer by us to purchase the Series C Preferred Stock upon a fundamental change. We will not be required to repurchase the Series C Preferred Stock upon a fundamental change if a third party (1) makes an offer to purchase the Series C Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to our repurchasing Series C Preferred Stock upon a fundamental change and (2) purchases all of the Series C Preferred Stock validly delivered and not withdrawn under such offer to purchase Series C Preferred Stock.
Listing
The Series C Preferred Stock is listed on the NYSE under the symbol “RC PRC”.
Series E Preferred Stock
    The outstanding shares of Series E Preferred Stock were issued by us and do not represent any interest in or obligation of our Manager or any of its affiliates. Capitalized terms used but not defined in this section have the meanings ascribed to them in the Articles Supplementary to our Articles of Amendment designating the shares of Series E Preferred Stock (the “Series E Articles Supplementary”), filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2021.
Maturity
The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.”
Ranking
The Series E Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
(a) senior to all classes or series of Common Stock and any class or series of our capital stock expressly designated as ranking junior to the Series E Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up;
(b) on parity with the Parity Stock; and

(c) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Stock.
Dividends
Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to dividend rights, the holders of shares of the Series E Preferred Stock will be entitled to receive, when, as and if authorized by our Board and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% per annum of the $25.00 liquidation preference per share of Series E Preferred Stock (equivalent to a fixed annual amount of $1.625 per share of Series E Preferred Stock). Dividends on the Series E Preferred Stock will accrue and be cumulative from, but not including, the original date of issuance of any shares of Series E Preferred Stock, or, if later, the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the corresponding Dividend Record Date (as defined below) for determining stockholders entitled to payment thereof has passed)) and will be payable quarterly in equal amounts in arrears on or about the last day of each January, April, July and October of each year, beginning on July 31, 2021 (each such day being hereinafter called a “Dividend Payment Date”); provided, however, if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums will accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day; provided, further, that no holder of any shares of Series E Preferred Stock will be entitled to receive any dividend paid or payable on the Series E Preferred Stock with a Dividend Payment Date before the date such shares of Series E Preferred Stock are issued. The amount of any dividend payable on the Series E Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be such date designated by our Board for the payment of dividends that is not more than 90 nor fewer than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
No dividends on the Series E Preferred Stock will be authorized by our Board or declared, paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart is restricted or prohibited by law.

Notwithstanding anything to the contrary contained in the Series E Articles Supplementary, dividends on the Series E Preferred Stock will accrue whether or not the restrictions referred to above exist, whether or not we have earnings, whether or not there are assets legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Except as provided below, (i) no dividends will be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, shares of Parity Stock or Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) for any period, (ii) nor will shares of Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of Common Stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of ours or any subsidiary of ours, or a redemption, purchase or acquisition of Parity Stock or Junior Stock as permitted under our charter), (iii) nor will any assets be paid or made available for a sinking fund for the redemption of any such shares by us, directly or indirectly (except as stated above or by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock, and except for exchanges pursuant to an exchange offer made on the same terms to all holders of Series E Preferred Stock and all holders of shares of Parity Stock), unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.
When cumulative dividends that have become payable are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series E Preferred Stock and any shares of Parity Stock, all dividends declared on the Series E Preferred Stock and any other shares of Parity Stock will be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and per share of Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share of Series E Preferred Stock and per share of Parity Stock (which will not include any accrual in respect of unpaid dividends on any shares of Parity Stock for prior dividend periods if such Parity Stock does not have a cumulative dividend) bear to each other.
If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series E Preferred Stock will be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the Total Dividends. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series E Preferred Stock would include in income their appropriate share of the our undistributed long-term capital gains, as designated by us.

Holders of Series E Preferred Stock will not be entitled to any dividend, whether payable in cash, property or shares of our capital stock, in excess of full cumulative dividends on the Series E Preferred Stock as described above. Any dividend payment made on the Series E Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.
For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend or other distribution, redemption or other acquisition of our equity securities is permitted under Maryland law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of outstanding shares of Series E Preferred Stock whose preferential rights on dissolution are superior to those receiving the distribution.
Liquidation Preference
    In the event of our voluntary or involuntary liquidation, dissolution or winding up, before any distribution or payment is to be made to the holders of shares of any Junior Stock, the holders of shares of Series E Preferred Stock then outstanding will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for payment of all our debts and other liabilities, a liquidation preference in cash or property at fair market value, as determined by our Board, of $25.00 per share, plus an amount equal to any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date of payment (the “Liquidating Distributions”).
    If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the Liquidating Distributions on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all outstanding shares of Parity Stock, then the holders of shares of Series E Preferred Stock and the holders of such shares of Parity Stock will share ratably in any such distribution of assets in proportion to the full Liquidating Distributions and the corresponding amounts payable on all outstanding shares of Parity Stock to which they would otherwise be respectively entitled.
    Written notice of the effective date of any such voluntary or involuntary liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, must be given by first class mail, postage prepaid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series E Preferred Stock at the address of such holder as the same appears on our stock transfer records.
After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series E Preferred Stock will have no right or claim to any of our remaining assets. For the avoidance of doubt, our consolidation, merger or conversion with or into another entity, the merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our assets or business will not be considered our liquidation, dissolution or winding up.
Optional Redemption
The Series E Preferred Stock is not redeemable prior to June 10, 2026, except as permitted by Article VII of the Charter and as otherwise provided in Section 5 and Section 6 of the Series E Articles Supplementary. On and after June 10, 2026, we, at our option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series E Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) on such shares of Series E Preferred Stock to, but not including, the redemption date (other than any dividend with a Dividend Record Date before the applicable redemption date and a Dividend Payment Date after the applicable redemption date, which will be paid on the Dividend Payment Date notwithstanding prior redemption of such shares) (the “Regular Redemption Right”). If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock would become a holder of a number of shares of Series E Preferred Stock in excess of the Series E Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, we will redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Series E Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit subsequent to such redemption.
The Series E Preferred Stock is subject to the provisions of Article VII of the Charter, pursuant to which shares of Series E Preferred Stock owned by a stockholder in excess of the Series E Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit will automatically be transferred to a Trust and we will have the right to purchase such shares, as provided in our charter. If we call for redemption any shares of Series E Preferred Stock pursuant to and in accordance with Article VII of the Charter and this paragraph, then the redemption price will be an amount equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) on such shares of Series E Preferred Stock to, but not including, the redemption date, subject to any restrictions or limitations contained in Article VII of the Charter.
Unless full cumulative dividends on all shares of Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, (i) no shares of Series E Preferred Stock will be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and (ii) we will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the above will not prevent the redemption or purchase by us of shares of Series E Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Stock.
If a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of record of Series E Preferred Stock at the close of business on such Dividend Record Date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided herein and in Sections 5(a), 6(a) and 6(e) of the Series E Articles Supplementary, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock for which a notice of redemption has been given.
The following procedures apply to the redemption of the Series E Preferred Stock pursuant to the Regular Redemption Right:
(i)    Notice of redemption pursuant to the Regular Redemption Right will be mailed by us, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. A failure to give such notice or any defect thereto or in the mailing thereof will not affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. Any notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction.
(ii)    In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, such notice must state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series E Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series E Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series E Preferred Stock for payment of the redemption price; (F) that dividends on shares of Series E Preferred Stock to be redeemed will cease to accrue on such redemption date; and (G) if applicable, that the holders of shares of Series E Preferred Stock to which such notice relates will not be able to tender such shares of Series E Preferred Stock for conversion in connection with a Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the outstanding shares of Series E Preferred Stock held by any holder are to be redeemed pursuant to the Regular Redemption Right, the notice mailed to such holder must also specify the number of shares of Series E Preferred Stock held by such holder to be so redeemed.
    (iii)    If notice of redemption pursuant to the Regular Redemption Right of any shares of Series E Preferred Stock has been given and if the assets necessary for such redemption have been paid to, or set apart for payment by us for the benefit of, the holders of any shares of Series E Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares of Series E Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid dividends to, but not including, the redemption date; provided, however, that if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of shares of Series E Preferred Stock so called for redemption at the close of business on such Dividend Record Date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.
(iv)    Holders of shares of Series E Preferred Stock to be redeemed pursuant to the Regular Redemption Right must surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series E Preferred Stock (properly endorsed or assigned for transfer, if we require and the notice states as much), such shares of Series E Preferred Stock will be redeemed by us at the redemption price plus any accrued and unpaid dividends (whether or not declared) payable upon such redemption. In case less than all shares of Series E Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates will be issued representing the unredeemed shares of Series E Preferred Stock without cost to the holder. Notwithstanding the foregoing, if the shares of Series E Preferred Stock to be redeemed are held in book-entry form through the facilities of DTC, holders of shares of Series E Preferred Stock to be redeemed must comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.
Subject to applicable law and the limitation on purchases when dividends on the Series E Preferred Stock are in arrears, we may, at any time and from time to time, purchase any shares of Series E Preferred Stock in the open market, by tender or by private agreement. Any shares of Series E Preferred Stock that at any time have been redeemed pursuant to the Regular Redemption Right or otherwise acquired will, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by our Board.
Special Optional Redemption
Upon the occurrence of a Change of Control, we, at our option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the shares of Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends

(whether or not declared) on such shares of Series E Preferred Stock to, but not including, the redemption date (other than any dividend with a Dividend Record Date before the applicable redemption date and a Dividend Payment Date after the applicable redemption date, which will be paid on the Dividend Payment Date notwithstanding prior redemption of such shares) (the “Special Optional Redemption Right”).
    If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock would become a holder of a number of shares of Series E Preferred Stock in excess of the Series E Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Series E Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit subsequent to such redemption.
Unless full cumulative dividends on all shares of Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, (i) no shares of Series E Preferred Stock will be redeemed pursuant to the Special Optional Redemption Right unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and (ii) we will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the above will not prevent the redemption or purchase by us of shares of Series E Preferred Stock pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Stock.
If a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series E Preferred Stock at the close of business on such Dividend Record Date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided herein and in Sections 5(a), 5(d) and 6(a) of the Series E Articles Supplementary, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock for which a notice of redemption has been given.
The following procedures apply to the redemption of the Series E Preferred Stock pursuant to the Special Optional Redemption Right:
(i)    Notice of redemption pursuant to the Special Optional Redemption Right will be mailed by us, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. A failure to give such notice or any defect thereto or in the mailing thereof will not affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given.
(ii)    In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, such notice must state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series E Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series E Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series E Preferred Stock for payment of the redemption price; (F) that the shares of Series E Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (G) that the holders of shares of Series E Preferred Stock to which such notice relates will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (H) that dividends on shares of Series E Preferred Stock to be redeemed will cease to accrue on such redemption date. If fewer than all of the outstanding shares of Series E Preferred Stock held by any holder are to be redeemed pursuant to the Special Optional Redemption Right, the notice mailed to such holder must also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.
(iii)    If notice of redemption pursuant to the Special Optional Redemption Right of any shares of Series E Preferred Stock has been given and if the assets necessary for such redemption have been paid to, or set apart for payment by us for the benefit of, the holders of any shares of Series E Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares of Series E Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid dividends to, but not including, the redemption date; provided, however, if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of shares of Series E Preferred Stock so called for redemption at the close of business on such Dividend Record Date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.
(iv)    Holders of shares of Series E Preferred Stock to be redeemed pursuant to the Special Optional Redemption Right must surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series E Preferred Stock (properly endorsed or assigned for transfer, if we require and the notice states as much), such shares of Series E Preferred Stock will be redeemed by us at the redemption price plus any accrued and unpaid dividends (whether or not declared) payable upon such redemption. In case fewer than all shares of Series E Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates will be issued representing the unredeemed shares of Series E Preferred Stock without cost to the holder thereof. Notwithstanding the foregoing, if the shares of Series E Preferred Stock to be redeemed are held in book-entry form through the facilities of DTC, holders of shares of Series E Preferred Stock to be redeemed must comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price. Any shares of Series E Preferred Stock that will at any time have been redeemed pursuant to the Special Optional Redemption Right or otherwise acquired will, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by our Board.
Voting Rights
    Holders of Series E Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on the Series E Preferred Stock are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting our Board will be increased by two (if not already increased by reason of a similar arrearage with respect to any Voting Parity Stock (as defined below)) and the holders of Series E Preferred Stock (voting together as a single class together with the holders of any other class or series of shares of Parity Stock upon which like voting rights have been conferred and are exercisable, including the Series C Preferred Stock (such classes and series of Parity Stock, together with the Series E Preferred Stock, the “Voting Parity Stock”)) will be entitled to vote for the election of a total of two additional directors of the Company (each, a “Preferred Stock Director”) at a special meeting of stockholders called by the holders of at least 33% of the outstanding shares of Series E Preferred Stock (or the holders of at least 33% of the outstanding shares of Voting Parity Stock) if such request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days before the next annual meeting of stockholders, at the next annual meeting of stockholders, or at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated dividends on the shares of Series E Preferred Stock for the past dividend periods and the then-current dividend period is fully paid. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series E

Preferred Stock when they have the voting rights set forth in this paragraph and the outstanding shares of all other classes and series of Voting Parity Stock (voting together as a single class) in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.
If and when all accrued dividends for past dividend periods and the dividends for the then-current dividend period on the Series E Preferred Stock are paid in full, the holders of shares of Series E Preferred Stock will immediately be divested of the voting rights set forth in the preceding paragraph (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends for past dividend periods and the dividend for the then-current dividend period have been paid in full on all outstanding shares of all classes and series of Voting Parity Stock, the term of office of each Preferred Stock Director so elected will immediately terminate and the number of directors will be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for “cause” (as such term is defined in our charter), by the vote of, and will not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series E Preferred Stock (when they have the voting rights set forth in the preceding paragraph) and of all other classes and series of Voting Parity Stock (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series E Preferred Stock when they have the voting rights set forth in the preceding paragraph and of all other classes and series of Voting Parity Stock (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.
So long as any shares of Series E Preferred Stock remain outstanding, we will not:
(i)    authorize or create, or increase the authorized or issued amount of, any class or series of shares of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock and of all other classes and series of Voting Parity Stock (voting together as a single class); or
(ii)    amend, alter or repeal the provisions of our (including the Series E Articles Supplementary), whether by merger, consolidation, conversion or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the Series E Preferred Stock, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock (voting as a separate class); provided, however, that, with respect to the occurrence of any merger, consolidation, conversion or a sale or lease of all or substantially all of our assets (in any case, an “Event”), so long as shares of Series E Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series E

Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series E Preferred Stock, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series E Preferred Stock; and provided, further, that any increase in the amount of the authorized shares of Series E Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other classes or series of Parity Stock or Junior Stock will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof.
In any matter in which the holders of shares of Series E Preferred Stock are entitled to vote separately as a single class, each such holder will have the right to one vote for each share of Series E Preferred Stock held by such holder. If the holders of shares of Series E Preferred Stock and the holders of outstanding shares of any other class or series of Voting Parity Stock are entitled to vote together as a single class on any matter, such holders will each have one vote for each $25.00 of liquidation preference.
The foregoing voting paragraphs will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series E Preferred Stock are redeemed.
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series E Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series E Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.
Conversion
Shares of Series E Preferred Stock are not convertible into or exchangeable for any other property or securities of ours, except that upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the shares of Series E Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series E Preferred Stock to be converted

(the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends (whether or not declared) on such share of Series E Preferred Stock to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the Common Stock Price and (B) 3.2916 (the “Share Cap”), subject to the terms described in the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock distribution to existing holders of Common Stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.
In the case of a Change of Control pursuant to which shares of Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series E Preferred Stock will receive upon conversion of such shares of Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series E Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series E Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, are referred to as the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series E Preferred Stock receive will be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
No fractional shares of Common Stock will be issued upon the conversion of shares of Series E Preferred Stock. In lieu of fractional shares, holders will be entitled to receive the cash value of such fractional shares based on the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series E Preferred Stock pursuant to Sections

5 or 6 of the Series E Articles Supplementary, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, will be delivered to the holders of record of Series E Preferred Stock at their addresses as they appear on our stock transfer records and notice will be provided to our transfer agent. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the conversion of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given.
Each notice must state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series E Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, we have provided or will provide notice of our election to redeem all or any portion of the shares of Series E Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, the holder will not be able to convert shares of Series E Preferred Stock and such shares of Series E Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right.
We will issue a press release for publication on or in the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide notice pursuant to Section 9(c) above to the holders of Series E Preferred Stock.
In order to exercise the Change of Control Conversion Right, a holder of shares of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates representing the shares of Series E Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. Such notice will state: (i) the relevant Change of Control Conversion Date; (ii) the number or percentage of shares of Series E Preferred Stock to be converted; and (iii) that the shares of Series E Preferred Stock are to be converted pursuant to the applicable provisions of the shares of Series E Preferred Stock. Notwithstanding the foregoing, if the shares of Series E Preferred Stock are held in book-entry form through the facilities of DTC, the notice of conversion will comply with applicable procedures of DTC.
Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series E Preferred Stock; (ii) if certificated shares of Series E Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and (iii) the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series E Preferred Stock are held in book-entry form through the facilities of DTC, the notice of withdrawal must comply with applicable procedures of DTC.
Shares of Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, we have provided or will provide notice of our election to redeem such shares of Series E Preferred Stock, whether pursuant to the Regular Redemption Right or Special Optional Redemption Right. Holders of Series E Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. If we have provided a redemption notice with respect to some or all of the Series E Preferred Stock, holders of any shares of Series E Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of the shares that have been called for redemption, and such shares of Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date in accordance with Section 5 or Section 6 of the Series E Articles Supplementary, as applicable. We will deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
Notwithstanding anything to the contrary contained in the Series E Articles Supplementary, no holder of shares of Series E Preferred Stock will be entitled to convert such shares of Series E Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to Beneficially Own or Constructively Own shares of Common Stock in excess of the Series E Preferred Stock Ownership Limit, the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as applicable, or violate any of the other restrictions on ownership and transfer of the Capital Stock set forth in our charter.
Restrictions on Ownership and Transfer
In addition to the restrictions on ownership and transfer applicable to the Series E Preferred Stock in our charter, during the period commencing on the Series E Initial Date and prior to the Restriction Termination Date, but subject to Section 10(l) of the Series E Articles Supplementary, (1) no Person, other than a Series E Excepted Holder, can Beneficially Own or Constructively Own shares of Series E Preferred Stock in excess of the Series E Preferred Stock Ownership Limit and (2) no Series E Excepted Holder can Beneficially Own or Constructively

Own shares of Series E Preferred Stock in excess of the Series E Excepted Holder Limit for such Series E Excepted Holder. If any Transfer of shares of Series E Preferred Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Series E Preferred Stock in violation of the foregoing, (A) then that number of shares of the Series E Preferred Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate such provisions (rounded up to the nearest whole share) must be automatically transferred to a Series E Trust for the benefit of a Series E Charitable Beneficiary, as described below, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person will acquire no rights in such shares; and (B) if the transfer to the Series E Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of the foregoing, then the Transfer of that number of shares of Series E Preferred Stock that otherwise would cause any Person to violate such provisions will be void ab initio, and the intended transferee will acquire no rights in such shares of Series E Preferred Stock.
Transfers of Series E Preferred Stock to a Series E Trust
    Upon any purported Transfer or other event described in above that would result in a transfer of shares of Series E Preferred Stock to a Series E Trust, such shares of Series E Preferred Stock will be deemed to have been transferred to the Series E Trustee in his or her capacity as trustee of a Series E Trust for the exclusive benefit of one or more Series E Charitable Beneficiaries. Such transfer to the Series E Trustee will be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Series E Trust pursuant to Section 10(b)(ii). The Series E Trustee will be appointed by us and will be a Person unaffiliated with us and any Series E Prohibited Owner. Each Series E Charitable Beneficiary will be designated by us as provided below.
    Shares of Series E Preferred Stock held by the Series E Trustee will be our issued and outstanding shares of Series E Preferred Stock. The Series E Prohibited Owner will have no rights in the shares held by the Series E Trustee. The Series E Prohibited Owner will not benefit economically from ownership of any shares held in trust by the Series E Trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the Series E Trust.
    The Series E Trustee will have all voting rights and rights to dividends or other distributions with respect to shares of Series E Preferred Stock held in the Series E Trust, which rights must be exercised for the exclusive benefit of the Series E Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that the shares of Series E Preferred Stock have been transferred to the Series E Trustee will be paid by the recipient of such dividend or other distribution to the Series E Trustee upon demand and any dividend or other distribution authorized but unpaid will be paid when due to the Series E Trustee. Any dividend or other distribution so paid to the Series E Trustee will be held in trust for the Series E Charitable Beneficiary. The Series E Prohibited Owner will have no voting rights with respect to shares held in the Series E Trust and, subject to Maryland law, effective as of the date that the shares of Series E Preferred Stock have been transferred to the Series E Trust, the Series E Trustee will have the authority (at the Series E Trustee’s sole and absolute discretion) (A) to rescind as void any vote cast by a Series E Prohibited Owner prior to the discovery by us that the shares of Series E Preferred Stock have been transferred to the Series E Trustee and (B) to recast such vote in accordance with the desires of the Series E Trustee acting for the benefit of the Series E Charitable Beneficiary; provided, however, that if we have already taken irreversible corporate action, then the Series E Trustee will not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 10, until we have received notification that shares of Series E Preferred Stock have been transferred into a Series E Trust, we will be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
    Within 20 days of receiving notice from us that shares of Series E Preferred Stock have been transferred to the Series E Trust, the Series E Trustee of the Series E Trust will sell the shares held in the Series E Trust to a person or persons, designated by the Series E Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 10(b)(i). Upon such sale, the interest of the Series E Charitable Beneficiary in the shares sold will terminate and the Series E Trustee will distribute the net proceeds of the sale to the Series E Prohibited Owner and to the Series E Charitable Beneficiary as provided in this Section 10(c)(iv). The Series E Prohibited Owner will receive the lesser of (A) the price paid by the Series E Prohibited Owner for the shares or, if the event causing the shares to be held in the Series E Trust did not involve a purchase of such Series E Preferred Shares at Market Price, the Market Price of such shares on the day of the event causing the shares to be held in the Series E Trust and (B) the price per share received by the Series E Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Series E Trust. The Series E Trustee will reduce the amount payable to the Series E Prohibited Owner by the amount of dividends and other distributions which have been paid to the Series E Prohibited Owner and are owed by the Series E Prohibited Owner to the Series E Trustee pursuant to the foregoing paragraph. Any net sales proceeds in excess of the amount payable to the Series E Prohibited Owner will be immediately paid to the Series E Charitable Beneficiary. If, prior to the discovery by us that shares of Series E Preferred Stock have been transferred to the Series E Trustee, such shares are sold by a Series E Prohibited Owner, then (A) such shares will be deemed to have been sold on behalf of the Series E Trust and (B) to the extent that the Series E Prohibited Owner received an amount for such shares that exceeds the amount that such Series E Prohibited Owner was entitled to receive in accordance with this paragraph, such excess will be paid to the Series E Trustee upon demand.
    Shares of Series E Preferred Stock transferred to the Series E Trustee will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (A) the price per share paid in the transaction that resulted in such transfer to the Series E Trust (or, if the event which resulted in the Transfer to the Series E Trust did not involve a purchase of such shares at Market Price, the Market Price of such shares at on the day of the event that resulted in the transfer of such Series E Preferred Stock to the Series E Trust) and (B) the Market Price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the Series E Trustee by the amount of dividends and other distributions which have been paid to the Series

E Prohibited Owner and are owed by the Series E Prohibited Owner to the Series E Trustee pursuant to Section 10(c)(iii) of the Series E Articles Supplementary and may pay the amount of such reduction to the Series E Trustee for the benefit of the Series E Charitable Beneficiary. We have the right to accept such offer until the Series E Trustee has sold the shares held in the Series E Trust pursuant to Section 10(c)(iv) of the Series E Articles Supplementary. Upon such a sale to us, the interest of the Series E Charitable Beneficiary in the shares sold will terminate and the Series E Trustee ill distribute the net proceeds of the sale to the Series E Prohibited Owner.
    By written notice to the Series E Trustee, we will designate one or more nonprofit organizations to be the Series E Charitable Beneficiary of the interest in the Series E Trust such that the shares of Series E Preferred Stock held in the Series E Trust would not violate the restrictions set forth in Section 10(b)(i) of the Series E Articles Supplementary in the hands of such Series E Charitable Beneficiary. Neither our failure to make such designation nor the failure to appoint the Series E Trustee before the automatic transfer provided for in Section 10(b)(ii) of the Series E Articles Supplementary will make such transfer ineffective, provided that we thereafter makes such designation and appointment.
Remedies For Breach
    If our Board or any duly authorized committee thereof, or other designees if permitted by the MGCL, determines at any time in good faith that a Transfer or other event has taken place that results in a violation of Section 10(b)(i) of the Series E Articles Supplementary or that a Person intends or has attempted to acquire or may acquire Beneficial Ownership or Constructive Ownership of any shares of Series E Preferred Stock in violation of Section 10(b)(i) of the Series E Articles Supplementary (whether or not such violation is intended), our Board or such committee thereof, will take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing us to redeem shares of Series E Preferred Stock, refusing to give effect to such Transfer on our books or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 10(b)(i) of the Series E Articles Supplementary will automatically result in the transfer to the Series E Trust described above, and, where applicable, such Transfer (or other event) will be void ab initio as provided above irrespective of any action (or non-action) by our Board or committee thereof.
Notice of Restricted Transfer
    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Series E Preferred Stock that will or may violate Section 10(b)(i) of the Series E Articles Supplementary or any Person who would have owned shares of Series E Preferred Stock that resulted in a transfer to the Series E Trust pursuant to the provisions of Section 10(b)(ii) of the Series E Articles Supplementary must immediately give written notice to us of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and must provide to us such other information as we may request in order to determine the effect, if any, of such Transfer on our qualification as a REIT.
Owners Required To Provide Information
    From the Series E Initial Date until the Restriction Termination Date, each Person who is an owner of shares of Series E Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series E Preferred Stock for a Beneficial Owner or Constructive Owner must, within 30 days after the end of each taxable year, provide to us a completed questionnaire containing the information regarding its ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a Beneficial Owner or Constructive Owner of Series E Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series E Preferred Stock for a Beneficial Owner or Constructive Owner must, on demand, provide to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of Series E Preferred Stock on our qualification as a REIT, and to ensure compliance with the Series E Preferred Stock Ownership Limit or a Series E Excepted Holder Limit.
Remedies Not Limited
    Subject to our charter, nothing contained in Section 10 of the Series E Articles Supplementary (but subject to Section 10(l) of the Series E Articles Supplementary) will limit the authority of our Board to take such other action as it deems necessary or advisable to (a) protect us and the interests of our stockholders in preserving our qualification as a REIT or (b) avoid having our assets being considered to be plan assets (within the meaning of the Plan Asset Regulations) of any stockholder.
Ambiguity
    In the case of an ambiguity in the application of any of the provisions of Section 10 of the Series E Articles Supplementary, including any definition or any defined term used but not defined in our charter, our Board will have the power to determine the application of the provisions with respect to any situation based on the facts known to it. In the event Section 10 of the Series E Articles Supplementary requires an action by our Board and our charter fails to provide specific guidance with respect to such action, our Board will have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 10 of the Series E Articles Supplementary. Absent a decision to the contrary by our Board (which our Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 10(b) of the Series E Articles Supplementary) acquired Beneficial or Constructive Ownership of shares of Series E Preferred Stock in violation of Section 10(b)(i) of the Series E Articles Supplementary, such remedies (as applicable) will apply first to the shares of Series E Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series E Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series E

Preferred Stock based upon the relative number of the shares of Series E Preferred Stock held by each such Person.
Exceptions
    Subject to our charter, our Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Series E Preferred Stock Ownership Limit and may establish or increase a Series E Excepted Holder Limit for such Person if: (A) our Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s (as defined in Section 542(a)(2) of the Code) Beneficial Ownership or Constructive Ownership of such Shares will violate our charter; (B) such Person provides our Board with information including, to the extent necessary, representations and undertakings satisfactory to our Board in its reasonable discretion that demonstrates that such Person does not and will not Constructively Own an interest in a tenant of ours (or a tenant of any entity owned or controlled, by us) that would cause us to Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom we (or an entity owned or controlled by us) derive (and are expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of our Board, rent from such tenant would not adversely affect our ability to qualify as a REIT will not be treated as a tenant of ours); and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in our charter) may result in such shares of Series E Preferred Stock being automatically transferred to a Series E Trust in accordance with this Section 10 of the Series E Articles Supplementary.
    Prior to granting any exception pursuant to the foregoing paragraph, our Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to our Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, our Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
    Our Board may only reduce a Series E Excepted Holder Ownership Limit for a Series E Excepted Holder: (A) with the written consent of such Series E Excepted Holder at any time, or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Series E Excepted Holder in connection with the establishment of the Series E Excepted Holder Limit for that Series E Excepted Holder. No Series E Excepted Holder Limit with respect to a Person will be reduced to a percentage that is less than the Series E Preferred Stock Ownership Limit.
    Our Board may from time to time increase or decrease the Series E Preferred Stock Ownership Limit; provided, however, that: (A) any decreased Series E Preferred Stock Ownership Limit will not be effective for any Person whose percentage ownership of Series E Preferred Stock is in excess of such decreased Series E Preferred Stock Ownership Limit at the time such limit is decreased, until such time as such Person’s percentage of ownership of Series E Preferred Stock equals or falls below the decreased Series E Preferred Stock Ownership Limit, but any further acquisition of Series E Preferred Stock in excess of such percentage ownership of

Series E Preferred Stock will be in violation of the reduced Series E Preferred Stock Ownership Limit; (B) the Series E Preferred Stock Ownership Limit may not be increased if, after giving effect to such increase, five or fewer Persons who are considered individuals pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code (taking into account all Series E Excepted Holders) could Beneficially Own or Constructively Own, in the aggregate, more than 49.9% in value of the shares of Capital Stock then outstanding; and (C) prior to the modification of any of the ownership limitations, our Board may, in its sole and absolute discretion, require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.
    Subject to our charter, an underwriter which participates in a public offering or a private placement of Series E Preferred Stock (or securities convertible into or exchangeable for Series E Preferred Stock) may Beneficially Own or Constructively Own shares of Series E Preferred Stock (or securities convertible into or exchangeable for Series E Preferred Stock) in excess of the Series E Preferred Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.
Legends
    Each certificate for Series E Preferred Stock, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated shares of Series E Preferred Stock, will bear an appropriate legend stating all restrictions on ownership and transfer of the Series E Preferred Stock. In lieu of such legend, each certificate or written statement of information delivered in lieu of a certificate, if any, may state that we will furnish a full statement about certain restrictions on ownership and transfer of the shares to a stockholder on request and without charge.
Severability
    If any provision of Section 10 of the Series E Articles Supplementary or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions will not be affected and other applications of such provision will be affected only to the extent necessary to comply with the determination of such court.
NYSE
    Nothing in Section 10 of the Series E Articles Supplementary will preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs will not negate the effect of any other provision of Section 10 of the Series E

Articles Supplementary and any transferee in such a transaction will be subject to all of the provisions and limitations set forth in Section 10 of the Series E Articles Supplementary.
Listing
    The Series E Preferred Stock is listed on the NYSE under the symbol “RC PRE”.
Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our Board to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights or dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares.
Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any class or series of our stock outstanding at the time, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our Board may take these actions without common stockholder approval unless common stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Therefore, our Board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our Board to approve amendments to our charter without common stockholder approval to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize the issuance of such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer
In order for us to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which we made an election to be taxed as a REIT) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we make an election to be taxed as a REIT).
To assist us in complying with such limitations on the concentration of ownership, among other purposes, our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock (or the common share ownership limit), or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.
The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.
Our Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver, our Board may, but is not required to, require an opinion of counsel or the Internal Revenue Service (the “IRS”) ruling satisfactory to the Board with respect to its qualification as a REIT.

In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board may from time to time increase or decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate, more than 49.9% in value of the shares then outstanding or our Company would be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.
Our charter further prohibits:
•any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our Company being closely held under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause our Company to fail to qualify as a REIT; and
•any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the foregoing restrictions relating to transferability and ownership must immediately give written notice to our Company or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice and provide our Company with such other information as our Company may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Board or in our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause our Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by our Company and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or excepted holder limit or our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the purported transferee will acquire no rights in such shares.
Shares of stock transferred to the trustee of the charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. We have the right to accept such offer until the trustee of the charitable trust has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee of the charitable trust must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions relating to the ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by our Company that shares of stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee of the charitable trust will be designated by our Company and will be unaffiliated with our Company and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by our Company with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and
•to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
However, if our Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if our Board determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions relating to the ownership and transfer of our stock or that a person intends or has attempted to acquire beneficial or constructive ownership of stock in violation of such restrictions (whether or not such violation is intended), our Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing our Company to redeem the shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give our Company written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide our Company with such additional information as our Company may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide our Company with such information as our Company may request in good faith in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.
These restrictions relating to ownership and transfer will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
Computershare Trust Company, N.A. acts as our transfer agent and registrar for our shares of common stock and operating partnership units.
Our Board of Directors
Our charter and bylaws provide that the number of directors we have may be established only by our Board but may not be less than the minimum number required by the MGCL (which is one) and not more than 15. Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our Board. Accordingly, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.
Removal of Directors
Our charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board to fill vacancies on our Board, precludes stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board has by resolution exempted business combinations (i) between us and our affiliates and (ii) between us and any other person, provided that such business combination is first approved by our Board (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our Company with the supermajority vote requirements and other provisions of the statute.
If our Board opted back in to the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of our Company and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by holders entitled to vote generally in the election of directors, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•a majority requirement for the calling of a stockholder requested special meeting of stockholders.
Pursuant to our charter and bylaws, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Board, with or without cause, (ii) vest in the Board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the Board, our chief executive officer and president or the Board, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting of stockholders. We currently do not have a classified board.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our Board. The chairman of our Board, our chief executive officer and president or our Board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of the stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Amendment to Our Bylaws
Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our

Board may be made only (i) by or at the direction of our Board or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to our Company or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires (unless our charter provides otherwise, which our charter does not) indemnification of a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits indemnification of our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (1) committed in bad faith or (2) the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case, a court orders indemnification and then only for expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification
Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
DESCRIPTION OF THE NOTES
The following description is a summary of the material provisions of our Notes and (solely as it applies to the Notes) the indenture, dated as of August 9, 2017, as amended by a third supplemental indenture, dated as of February 26, 2019 (the “base indenture”), between us and U.S. Bank National Association, as trustee, as supplemented (i) in the case of the 6.20% 2026 Notes, by a fourth supplemental indenture, dated as of July 22, 2019 (the “fourth supplemental indenture”), (ii) in the case of the 5.75% 2026 Notes, by a fifth supplemental indenture, dated as of February 10, 2021 (the “fifth supplemental indenture”) and (iii) in the case of the 9.00% 2029 Notes, by a ninth supplemental indenture, dated as of December 10, 2024 (the “ninth supplemental indenture”) and does not purport to be complete. The base indenture, as supplemented by the third supplemental indenture, the fourth supplemental indenture, the fifth supplemental indenture and the ninth indenture is referred to herein as the “indenture.” The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. The 6.20% 2026 Notes and the 9.00% 2029 Notes are listed and trade on the New York Stock Exchange under the symbols “RCB” and “RCD,” respectively. The 5.75% 2026 Notes were listed and traded on the New York Stock Exchange under the symbol "RCC."
This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. For purposes of this description, references to “Ready Capital Corporation,” “we,” “our” and “us” refer only to Ready Capital Corporation and not to its subsidiaries.
THE 6.20% 2026 NOTES
General
The 6.20% 2026 Notes that we issued on July 22, 2019 in an aggregate principal amount of $57.5 million (the “existing 6.20% 2026 Notes”) and the 6.20% 2026 Notes that we issued on December 2, 2019 and December 13, 2019 in an aggregate principal amount of $46.75 million (the “new 6.20% 2026 Notes” and together with the existing 6.20% 2026 Notes, the “6.20% 2026 Notes”) are a single series under the indenture. The 6.20% 2026 Notes were issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The 6.20% 2026 Notes are evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “–Certificated 6.20% 2026 Notes.”

The 6.20% 2026 Notes are not convertible into, or exchangeable for, shares of our common stock or any other securities.
Ranking
The 6.20% 2026 Notes:
•are our senior unsecured obligations;
•are not guaranteed by any of our subsidiaries, except to the extent described herein under “–Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;
•rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
•are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and
•are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.
Unless our subsidiaries are required to guarantee the 6.20% 2026 Notes as described herein under “–Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,” our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the 6.20% 2026 Notes or to make any funds available to us for payment on the 6.20% 2026 Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering of the existing 6.20% 2026 Notes to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Existing 6.20% 2026 Mirror Note with terms that are substantially equivalent to the terms of the existing 6.20% 2026 Notes and intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the New 6.20% 2026 Mirror Note with terms that are substantially equivalent to the terms of the new 6.20% 2026 Notes. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the 6.20% 2026 Mirror Notes, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional 6.20% 2026 Notes
The series of debt securities of which the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes are a part may be reopened and we may, from time to time, issue additional debt securities, or additional 6.20% 2026 Notes, of the same series ranking equally and ratably with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes and with terms identical to the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the 6.20% 2026 Notes, provided that if any such additional 6.20% 2026 Notes are not fungible with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes for U.S. federal income tax purposes, such additional 6.20% 2026 Notes will have separate CUSIP and ISIN numbers from the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes. The additional 6.20% 2026 Notes will carry the same right to receive accrued and unpaid interest on the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes, and such additional 6.20% 2026 Notes will form a single series of debt securities with the existing 6.20% 2026 Notes and the new 6.20% 2026 Notes.
Interest
The 6.20% 2026 Notes bear interest at a rate of 6.20% per year. The existing 6.20% 2026 Notes bear interest from, and including, July 18, 2019, and the new 6.20% 2026 Notes bear interest from, and including, October 30, 2019. The subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest on the notes is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, to the persons in whose names the 6.20% 2026 Notes are registered at the close of business on January 15, April 15, July 15, or October 15, as the case may be, immediately before the relevant interest payment date. All payments are made in U.S. dollars.
Interest payments will be made only on a Business Day. If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the 6.20% 2026 Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.
Interest on the 6.20% 2026 Notes is computed on the basis of a 360 day year consisting of twelve 30 day months.
Maturity
The 6.20% 2026 Notes will mature on July 30, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “–Optional Redemption of the 6.20% 2026 Notes” or repurchased by us as described herein under “–Certain Covenants–Offer to Repurchase Upon a Change of Control Repurchase Event.” The 6.20% 2026 Notes are not entitled to the benefits of, or subject to, any sinking fund.
Optional Redemption of the 6.20% 2026 Notes
We may redeem for cash all or any portion of the 6.20% 2026 Notes, at our option, on or after July 30, 2022 and before July 30, 2025, at a redemption price equal to 101% of the principal amount of the 6.20% 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On or after July 30, 2025 we may redeem for cash all or any portion of the 6.20% 2026 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 6.20% 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the 6.20% 2026 Notes, the particular 6.20% 2026 Notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.
Certain Covenants
In addition to certain covenants contained in the indenture, including, among others, the covenants described under “–Reports” and “–Consolidation, Merger and Sale of Assets” below, the indenture contains the following covenants.
Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings
We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the 6.20% 2026 Notes are equally and ratably secured with the obligations secured by such other lien.
Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the 6.20% 2026 Notes.
Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries
We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the mirror note issued Ready Capital Corporation in connection with the offering of the 6.20% 2026 Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the 6.20% 2026 Notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the 6.20% 2026 Notes, the intercompany indebtedness will be expressly subordinated in right of payment to the 6.20% 2026 Note guarantee), unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under 6.20% 2026 Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.
We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor. The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.
A guarantor will be released from its obligations under its guarantee of the 6.20% 2026 Notes upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the 6.20% 2026 Notes.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the 6.20% 2026 Notes as described under “–Optional Redemption of the 6.20% 2026 Notes,” each holder of 6.20% 2026 Notes will have the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s 6.20% 2026 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 6.20% 2026 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 6.20% 2026 Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to holders at the close of business on the record date for such interest payment date.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 6.20% 2026 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 6.20% 2026 Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
•accept for payment all 6.20% 2026 Notes or portions of 6.20% 2026 Notes properly tendered pursuant to our offer;
•deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all 6.20% 2026 Notes or portions of 6.20% 2026 Notes properly tendered; and
•deliver or cause to be delivered to the trustee the 6.20% 2026 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 6.20% 2026 Notes being repurchased by us and requesting that such 6.20% 2026 Notes be cancelled.
The paying agent will promptly send to each holder of 6.20% 2026 Notes properly tendered the purchase price for the 6.20% 2026 Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new 6.20% 2026 Note equal in principal amount to any unrepurchased portion of any 6.20% 2026 Notes surrendered; provided that each new 6.20% 2026 Note will be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.
We will not be required to make an offer to repurchase the 6.20% 2026 Notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the 6.20% 2026 Notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the 6.20% 2026 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 6.20% 2026 Notes properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of 6.20% 2026 Notes tendered. Our failure to repurchase the 6.20% 2026 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.
Consolidation, Merger and Sale of Assets
The indenture provides that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the 6.20% 2026 Notes and the indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the indenture with respect to the 6.20% 2026 Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be released and discharged from our obligations under the 6.20% 2026 Notes and the indenture except in the case of any such lease.
Reports
The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.
Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.
Events of Default
The following are “Events of Default” under the indenture with respect to the 6.20% 2026 Notes:
•default in the payment of any principal of or premium, if any, on or redemption price with respect to the 6.20% 2026 Notes when due;
•default in the payment of any interest on the 6.20% 2026 Notes when due and payable, which continues for 30 days;
•our failure to comply with our obligations under the covenant described above under “–Consolidation, Merger and Sale of Assets”;
•default in tendering payment for the 6.20% 2026 Notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;

•default in the performance of any other obligation of the Company contained in the indenture or the 6.20% 2026 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 6.20% 2026 Notes;
•an event of default, as defined in any bond, note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;
•any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (2) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and
•specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, or, each, a Bankruptcy Event.
Remedies if an Event of Default Occurs
If an Event of Default with respect to the outstanding 6.20% 2026 Notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 6.20% 2026 Notes may declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately. If an Event of Default involving a Bankruptcy Event shall occur, the principal of, and accrued and unpaid interest, if any, on, all outstanding 6.20% 2026 Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 6.20% 2026 Notes.
At any time after the trustee or the holders of the 6.20% 2026 Notes have accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding 6.20% 2026 Notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 6.20% 2026 Notes may rescind and annul that acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.
The holders of a majority in principal amount of the outstanding 6.20% 2026 Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 6.20% 2026 Notes, provided that (1) such direction is not in conflict with any rule of law or the indenture, (2) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (3) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of the 6.20% 2026 Notes has the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:
•that holder or holders of not less than 25% in aggregate principal amount of the outstanding 6.20% 2026 Notes have given to the trustee written notice of a continuing Event of Default with respect to the 6.20% 2026 Notes;
•such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;
•the trustee has not received from the holders of a majority in principal amount of the outstanding 6.20% 2026 Notes a written direction inconsistent with the request within 60 days; and
•the trustee fails to institute the proceeding within 60 days.
However, the holder of a 6.20% 2026 Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such 6.20% 2026 Note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
Modification and Amendment
Subject to certain exceptions, we and the trustee may amend the indenture or the 6.20% 2026 Notes, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority in aggregate principal amount of the 6.20% 2026 Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 6.20% 2026 Notes). However, without the consent of each holder of a then outstanding 6.20% 2026 Note, no amendment may, among other things:
•reduce the percentage in aggregate principal amount of 6.20% 2026 Notes outstanding necessary to waive any past Default or Event of Default;

•reduce the rate of interest on any 6.20% 2026 Note or change the time for payment of interest on any 6.20% 2026 Note;
•reduce the principal of any 6.20% 2026 Note or the amount payable upon redemption of any 2026 Note or change the maturity date of any 6.20% 2026 Note;
•change the place or currency of payment on any 6.20% 2026 Note;
•reduce the Change of Control Repurchase Event repurchase price of any 6.20% 2026 Note or amend or modify in any manner adverse to the rights of the holders of the 6.20% 2026 Notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
•impair the right of any holder to receive payment of principal of and interest, if any, on, its 6.20% 2026 Notes, or to institute suit for the enforcement of any such payment with respect to such holder’s 6.20% 2026 Notes;
•modify the ranking of the 6.20% 2026 Notes in a manner that is adverse to the rights of the holders of the 6.20% 2026 Notes; or
•make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions of the indenture if such change is adverse to the rights of the holders of the 6.20% 2026 Notes.
Without the consent of any holder of the 6.20% 2026 Notes, we and the trustee may amend the indenture or the 6.20% 2026 Notes:
•to conform the terms of the indenture or the 6.20% 2026 Notes to the description thereof in the applicable prospectus supplement, the accompanying prospectus or any terms sheet relating to the 6.20% 2026 Notes;
•to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;
•to add guarantees with respect to the 6.20% 2026 Notes and to remove guarantees in accordance with the terms of the indenture and the 6.20% 2026 Notes;
•to secure the 6.20% 2026 Notes;
•to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the 6.20% 2026 Notes;
•to cure any ambiguity, omission, defect or inconsistency in the indenture or the 6.20% 2026 Notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the 6.20% 2026 Notes;
•to make any change that does not adversely affect the rights of any holder of the 6.20% 2026 Notes;

•to provide for a successor trustee;
•to comply with the applicable procedures of the depositary; or
•to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture (1) by delivering to the trustee for cancellation all outstanding 6.20% 2026 Notes or (2) by irrevocably depositing with the trustee, after the 6.20% 2026 Notes have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the 6.20% 2026 Notes are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as will be sufficient, Government Obligations (as defined below under “–Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay principal of, premium, if any, and interest on the 6.20% 2026 Notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us. Such satisfaction and discharge is subject to terms contained in the indenture and certain provisions of the indenture will survive such satisfaction and discharge.
Defeasance and Covenant Defeasance
The indenture also provides that we may elect either:
•to defease and be discharged from any and all obligations with respect to the 6.20% 2026 Notes other than the obligations to register the transfer or exchange of the 6.20% 2026 Notes, to replace temporary or mutilated, destroyed, lost or stolen 6.20% 2026 Notes, to maintain an office or agency in respect of the 6.20% 2026 Notes and to hold moneys for payment in trust (“defeasance”); or
•to be released from our obligations under the covenants described above under “–Certain Covenants,” “–Reports” and “–Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such 6.20% 2026 Notes (“covenant defeasance”);
in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the 6.20% 2026 Notes to their stated maturity date or any earlier redemption date.
In connection with any defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the 6.20% 2026 Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture.
“Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or
(2)    obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.
The Registrar and Paying Agent
We have initially designated the trustee as the registrar and paying agent for the 6.20% 2026 Notes. Payments of interest and principal will be made, and the 6.20% 2026 Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For 6.20% 2026 Notes issued in book-entry only form evidenced by a global 6.20% 2026 Note, payments will be made to a nominee of the depository.

No Personal Liability
The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 6.20% 2026 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 6.20% 2026 Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto. Each holder, by accepting the 6.20% 2026 Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 6.20% 2026 Notes.
Governing Law
The indenture and the 6.20% 2026 Notes are governed by the laws of the State of New York.
Book Entry, Delivery and Form
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The 6.20% 2026 Notes are represented by one or more fully registered global notes. Each global note representing the 6.20% 2026 Notes will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee is the registered owner of the global 6.20% 2026 Notes representing the 6.20% 2026 Notes, DTC or such nominee will be considered the sole owner and holder of the 6.20% 2026 Notes for all purposes of the 6.20% 2026 Notes and the indenture. Except as provided below, owners of beneficial interests in the 6.20% 2026 Notes are not entitled to have the 6.20% 2026 Notes registered in their names, will not receive or be entitled to receive physical delivery of the 6.20% 2026 Notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a 6.20% 2026 Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Unless and until we issue the 6.20% 2026 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 6.20% 2026 Notes:”
•you will not be entitled to receive a certificate representing your interest in the 6.20% 2026 Notes;

•all references herein to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and
•all references herein to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the 6.20% 2026 Notes, for distribution to you in accordance with DTC procedures.
The Depository Trust Company
•DTC acts as securities depositary for the 6.20% 2026 Notes. The new 6.20% 2026 Notes will be issued as fully registered 6.20% 2026 Notes registered in the name of Cede & Co. DTC is:
•a limited purpose trust company organized under the New York Banking Law;
•a “banking organization” under the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” under the New York Uniform Commercial Code; and
•a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.
DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of 6.20% 2026 Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the 6.20% 2026 Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the 6.20% 2026 Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the 6.20% 2026 Notes, except as provided under “–Certificated 6.20% 2026 Notes.”
To facilitate subsequent transfers, all 6.20% 2026 Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of 6.20% 2026 Notes with

DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the 6.20% 2026 Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such 6.20% 2026 Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Only Form
Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the 6.20% 2026 Notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the 6.20% 2026 Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the 6.20% 2026 Notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 6.20% 2026 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a 6.20% 2026 Note if one or more of the direct participants to whom the 6.20% 2026 Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the 6.20% 2026 Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge 6.20% 2026 Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your 6.20% 2026 Notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the 6.20% 2026 Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 6.20% 2026 Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the 6.20% 2026 Notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such 6.20% 2026 Notes to be redeemed.
A beneficial owner of 6.20% 2026 Notes shall give notice to elect to have its 6.20% 2026 Notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such 6.20% 2026 Notes by causing the direct participant to transfer the participant’s interest in such 6.20% 2026 Notes, on DTC’s records, to the trustee. The requirement for physical delivery of 6.20% 2026 Notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such 6.20% 2026 Notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such 6.20% 2026 Notes to the trustee’s DTC account.
Certificated 6.20% 2026 Notes
Unless and until they are exchanged, in whole or in part, for 6.20% 2026 Notes in certificated registered form, or certificated 6.20% 2026 Notes, in accordance with the terms of the 6.20% 2026 Notes, global 6.20% 2026 Notes representing the 6.20% 2026 Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We will issue certificated 6.20% 2026 Notes in exchange for global 6.20% 2026 Notes representing the 6.20% 2026 Notes, only if:
•DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global 6.20% 2026 Notes or ceases to be a clearing agency registered under the under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;
•an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or
•we, at our option, elect to exchange all or part of a global 6.20% 2026 Note for certificated 6.20% 2026 Notes.
If any of the three above events occurs, DTC is required to notify all direct participants that certificated 6.20% 2026 Notes are available through DTC. DTC will then surrender the global 6.20% 2026 Notes representing the 6.20% 2026 Notes along with instructions for re-registration. The trustee will re-issue the 6.20% 2026 Notes in fully certificated registered form and will recognize the holders of the certificated 6.20% 2026 Notes as holders under the indenture.

Unless and until we issue certificated 6.20% 2026 Notes, (1) you will not be entitled to receive a certificate representing your interest in the 6.20% 2026 Notes, (2) all references herein to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (3) all references herein to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the 6.20% 2026 Notes, for distribution to you in accordance with its policies and procedures.
THE 5.75% 2026 NOTES
General
The 5.75% 2026 Notes were a single series under the indenture, initially in the aggregate principal amount of $201.25 million. The 5.75% 2026 Notes were issued only in fully registered form without coupons, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. The 5.75% 2026 Notes were evidenced by one or more global 5.75% 2026 Notes in book-entry form, except under the limited circumstances described under “–Certificated 5.75% 2026 Notes.”
The 5.75% 2026 Notes were not convertible into, or exchangeable for, shares of our common stock or any other securities.
Ranking
The 5.75% 2026 Notes:
•were our senior unsecured obligations;
•were not guaranteed by any of our subsidiaries, except to the extent described herein under “–Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;
•rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
•were effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and
•were structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.
Unless our subsidiaries were required to guarantee the 5.75% 2026 Notes as described herein under “ –Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,” our subsidiaries were separate and distinct legal entities and had no obligation, contingent or otherwise, to pay any amounts due on the 5.75% 2026 Notes or to make any funds available to us for payment on the 5.75% 2026 Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note (or the 5.75% 2026 Mirror Note) with terms that were substantially equivalent to the terms of the

5.75% 2026 Notes. As a result, the Operating Partnership was obligated to pay us amounts due and payable under the 5.75% 2026 Mirror Note, which ranked equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries have been subject to statutory, contractual or other restrictions, have depended on their earnings, cash flows and financial condition and were subject to various business considerations. As a result, we have been unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of debt securities of which the 5.75% 2026 Notes were a part may have been reopened and we may have, from time to time, issued additional debt securities of the same series ranking equally and ratably with the 5.75% 2026 Notes and with terms identical to the 5.75% 2026 Notes except with respect to issue date, issue price and, if applicable, the date from which interest accrued, without notice to, or the consent of, any of the holders of the 5.75% 2026 Notes, provided that if any such additional debt securities were not fungible with the 5.75% 2026 Notes for U.S. federal income tax purposes, such additional debt securities had separate CUSIP and ISIN numbers from the 5.75% 2026 Notes. The additional debt securities carried the same right to receive accrued and unpaid interest on the 5.75% 2026 Notes, and such additional debt securities formed a single series of debt securities with the 5.75% 2026 Notes.
Interest
The 5.75% 2026 Notes bore interest at a rate of 5.75% per year from, and including, February 10, 2021. The subsequent interest periods were the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest was payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing April 30, 2021, to the persons in whose names the 5.75% 2026 Notes were registered at the close of business on January 15, April 15, July 15 or October 15 as the case may be, immediately before the relevant interest payment date. All payments were made in U.S. dollars.
Interest payments were made only on a Business Day. If any interest payment was due on a non-Business Day, we made the payment on the next day that was a Business Day. Payments made on the next Business Day in this situation were treated under the indenture as if they were made on the original due date. Such payment did not result in a Default under the 5.75% 2026 Notes or the indenture, and no interest accrued on the payment amount from the original due date to the next day that was a Business Day.
Interest on the 5.75% 2026 Notes was computed on the basis of a 360-day year consisting of twelve 30 day months.

Maturity
The 5.75% 2026 Notes matured on February 15, 2026 and were fully redeemed on February 17, 2026. The 5.75% 2026 Notes were not entitled to the benefits of, and were not subject to, any sinking fund.
Optional Redemption of the 5.75% 2026 Notes
We could not redeem the 5.75% 2026 Notes prior to February 15, 2023. On or after, February 15, 2023, we could redeem for cash all or any portion of the 5.75% 2026 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 5.75% 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date was payable to holders at the close of business on the record date for such interest payment date.
We were required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elected to redeem less than all of the 5.75% 2026 Notes, the particular 5.75% 2026 Notes to be redeemed was selected by the trustee by such method as the trustee deemed fair and appropriate.
Certain Covenants
In addition to certain covenants contained in the indenture, including, among others, the covenants described under “–Reports” and “–Consolidation, Merger and Sale of Assets” below, the indenture contained the following covenants.
Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings
We could not, and could not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secured obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the 5.75% 2026 Notes were equally and ratably secured with the obligations secured by such other lien.
Any lien created for the benefit of the holders pursuant to the preceding paragraph could provide by its terms that such lien would be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the 5.75% 2026 Notes.
Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries
We could not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than

(1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranked equal in right of payment with the mirror note issued Ready Capital Corporation in connection with the offering of the 5.75% 2026 Notes, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary became liable for pursuant to this clause (3) and then outstanding would not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity or (4) intercompany loans or other indebtedness where the borrower and lender were both our subsidiaries, provided that if a future subsidiary guarantor of the 5.75% 2026 Notes was the obligor on any such intercompany indebtedness which was owed to a subsidiary which was not a guarantor of the 5.75% 2026 Notes, the intercompany indebtedness would be expressly subordinated in right of payment to the 5.75% 2026 Note guarantee), unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness, such subsidiary executed and delivered a supplemental indenture providing for a guarantee of the obligations under 5.75% 2026 Notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.
We could elect, in our sole discretion, to cause any subsidiary that was not otherwise required to be a guarantor to become a guarantor. The guarantee was limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.
A guarantor was released from its obligations under its guarantee of the 5.75% 2026 Notes upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the 5.75% 2026 Notes.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurred, unless we had exercised our option to redeem the 5.75% 2026 Notes as described under “–Optional Redemption of the 5.75% 2026 Notes,” each holder of 5.75% 2026 Notes had the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s 5.75% 2026 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 5.75% 2026 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we would give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constituted or may have constituted the Change of Control Repurchase Event and offer to repurchase 5.75% 2026 Notes on the payment date specified in the notice, which would be no earlier than 30 days and no later than 60 days from the date such notice was given. The notice would, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase was conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date would be payable to holders at the close of business on the record date for such interest payment date.
We would comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 5.75% 2026 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflicted with the Change of Control Repurchase Event provisions of the 5.75% 2026 Notes, we would comply with the applicable securities laws and regulations and would not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we would, to the extent lawful:
•accept for payment all 5.75% 2026 Notes or portions of 5.75% 2026 Notes properly tendered pursuant to our offer;
•deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all 5.75% 2026 Notes or portions of 5.75% 2026 Notes properly tendered; and
•deliver or cause to be delivered to the trustee the 5.75% 2026 Notes properly accepted, together with an officers’ certificate which stated the aggregate principal amount of 5.75% 2026 Notes being repurchased by us and requested that such 5.75% 2026 Notes be cancelled.
The paying agent would promptly send to each holder of 5.75% 2026 Notes properly tendered the purchase price for the 5.75% 2026 Notes, and the trustee would promptly authenticate and send (or cause to be transferred by book entry) to each holder a new 5.75% 2026 Note equal in principal amount to any unrepurchased portion of any 5.75% 2026 Notes surrendered; provided that each new 5.75% 2026 Note would be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.
We would not be required to make an offer to repurchase the 5.75% 2026 Notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the 5.75% 2026 Notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party made an offer in respect of the 5.75% 2026 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchased all 5.75% 2026 Notes properly tendered and not withdrawn under its offer.

There could be no assurance that sufficient funds would be available at the time of any Change of Control Repurchase Event to make required repurchases of 5.75% 2026 Notes tendered. Our failure to repurchase the 5.75% 2026 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.
Consolidation, Merger and Sale of Assets
The indenture provided that we would not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) we were the surviving person or the resulting, surviving or transferee person (if not us) was a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) expressly assumed, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the 5.75% 2026 Notes and the indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default had occurred and was continuing under the indenture with respect to the 5.75% 2026 Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) would succeed to, and could exercise every right and power of ours under the indenture, and we would be released and discharged from our obligations under the 5.75% 2026 Notes and the indenture except in the case of any such lease.
Reports
The indenture required us to file with the trustee, within 15 days after we filed the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we were required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we filed with the SEC through the EDGAR system (or any successor thereto) was deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee had no obligation whatsoever to determine whether or not such filing had occurred.
Delivery of any such reports, information and documents to the trustee was for informational purposes only, and the trustee’s receipt of such reports, information and documents did not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.
Events of Default
The following were “Events of Default” under the indenture with respect to the 5.75% 2026 Notes:
•default in the payment of any principal of or premium, if any, on or redemption price with respect to the 5.75% 2026 Notes when due;

•default in the payment of any interest on the 5.75% 2026 Notes when due and payable, which continued for 30 days;
•our failure to comply with our obligations under the covenant described above under “–Consolidation, Merger and Sale of Assets”;
•default in tendering payment for the 5.75% 2026 Notes upon a Change of Control Repurchase Event, when such payment remained unpaid 60 days after issuance of the requisite notice;
•default in the performance of any other obligation of the Company contained in the indenture or the 5.75% 2026 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continued for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 5.75% 2026 Notes;
•an event of default, as defined in any bond, note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt then existed or was subsequently created, which became accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) was not annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment was not made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) was contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, was entered;
•any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) was rendered against us or any Significant Subsidiary and was not paid or discharged and (2) there was any period of 60 consecutive days following entry of the final judgment or order that caused the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, was not in effect; and
•specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, or, each, a Bankruptcy Event.
Remedies if an Event of Default Occurs
If an Event of Default with respect to the outstanding 5.75% 2026 Notes occurred and was continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 5.75% 2026 Notes could declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately. If an Event of Default involving a Bankruptcy Event occurred, the principal of, and accrued and unpaid interest, if any, on, all outstanding 5.75% 2026 Notes automatically became and was immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 5.75% 2026 Notes.
At any time after the trustee or the holders of the 5.75% 2026 Notes accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding 5.75% 2026 Notes, but before the trustee obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 5.75% 2026 Notes could rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, had been made and all Events of Default had been remedied or waived.
The holders of a majority in principal amount of the outstanding 5.75% 2026 Notes could direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 5.75% 2026 Notes, provided that (1) such direction was not in conflict with any rule of law or the indenture, (2) the trustee could take any other action deemed proper by the trustee that was not inconsistent with such direction and (3) the trustee did not need to take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee was entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might have incurred in complying with any direction.
A holder of the 5.75% 2026 Notes had the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:
•that holder or holders of not less than 25% in aggregate principal amount of the outstanding 5.75% 2026 Notes had given to the trustee written notice of a continuing Event of Default with respect to the 5.75% 2026 Notes;
•such holder or holders offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;
•the trustee had not received from the holders of a majority in principal amount of the outstanding 5.75% 2026 Notes a written direction inconsistent with the request within 60 days; and
•the trustee failed to institute the proceeding within 60 days.
However, the holder of a 5.75% 2026 Note had the right, which was absolute and unconditional, to receive payment of the principal of and interest on such 5.75% 2026 Note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights could not be impaired without the consent of such holder.

Modification and Amendment
Subject to certain exceptions, we and the trustee could amend the indenture or the 5.75% 2026 Notes, and compliance with any provisions of the indenture could be waived, with the consent of the holders of a majority in aggregate principal amount of the 5.75% 2026 Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 5.75% 2026 Notes). However, without the consent of each holder of a then outstanding 2026 Note, no amendment could, among other things:
•reduce the percentage in aggregate principal amount of 5.75% 2026 Notes outstanding necessary to waive any past Default or Event of Default;
•reduce the rate of interest on any 2026 Note or change the time for payment of interest on any 5.75% 2026 Note;
•reduce the principal of any 5.75% 2026 Note or the amount payable upon redemption of any 5.75% 2026 Note or change the maturity date of any 5.75% 2026 Note;
•change the place or currency of payment on any 5.75% 2026 Note;
•reduce the Change of Control Repurchase Event repurchase price of any 5.75% 2026 Note or amend or modify in any manner adverse to the rights of the holders of the 5.75% 2026 Notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
•impair the right of any holder to receive payment of principal of and interest, if any, on, its 5.75% 2026 Notes, or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s 5.75% 2026 Notes;
•modify the ranking of the 5.75% 2026 Notes in a manner that was adverse to the rights of the holders of the 5.75% 2026 Notes; or
•make any change in the provisions described in this “Modification and Amendment” section that required each holder’s consent or in the waiver provisions of the indenture if such change was adverse to the rights of the holders of the 5.75% 2026 Notes.
Without the consent of any holder of the 5.75% 2026 Notes, we and the trustee could amend the indenture or the 5.75% 2026 Notes:
•to conform the terms of the indenture or the 5.75% 2026 Notes to the description thereof in the applicable prospectus supplement, the accompanying prospectus or any terms sheet relating to the 5.75% 2026 Notes;
•to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;
•to add guarantees with respect to the 5.75% 2026 Notes and to remove guarantees in accordance with the terms of the indenture and the 5.75% 2026 Notes;

•to secure the 5.75% 2026 Notes;
•to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the 5.75% 2026 Notes;
•to cure any ambiguity, omission, defect or inconsistency in the indenture or the 5.75% 2026 Notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action would not materially adversely affect the interests of holders of the 5.75% 2026 Notes;
•to make any change that did not adversely affect the rights of any holder of the 5.75% 2026 Notes;
•to provide for a successor trustee;
•to comply with the applicable procedures of the depositary; or
•to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
Holders did not need to approve the particular form of any proposed amendment. It was sufficient if such holders approved the substance of the proposed amendment. After an amendment under the indenture became effective, we were required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, did not impair or affect the validity of the amendment.
Satisfaction and Discharge
We could satisfy and discharge our obligations under the indenture (1) by delivering to the trustee for cancellation all outstanding 5.75% 2026 Notes or (2) by irrevocably depositing with the trustee, after the 5.75% 2026 Notes became due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the 5.75% 2026 Notes were due and payable within one year or were to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as would be sufficient, Government Obligations (as defined below under “–Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which would be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as would be sufficient, to pay principal of, premium, if any, and interest on the 5.75% 2026 Notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us. Such satisfaction and discharge was subject to terms contained in the indenture and certain provisions of the indenture would survive such satisfaction and discharge.

Defeasance and Covenant Defeasance
The indenture also provided that we could elect either:
•to defease and be discharged from any and all obligations with respect to the 5.75% 2026 Notes other than the obligations to register the transfer or exchange of the 5.75% 2026 Notes, to replace temporary or mutilated, destroyed, lost or stolen 5.75% 2026 Notes, to maintain an office or agency in respect of the 5.75% 2026 Notes and to hold moneys for payment in trust (“defeasance”); or
•to be released from our obligations under the covenants described above under “–Certain Covenants,” “–Reports” and “–Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations did not constitute an Event of Default with respect to such 5.75% 2026 Notes (“covenant defeasance”);
in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as would be sufficient, Government Obligations the scheduled payments of principal of and interest on which would be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as would be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the 5.75% 2026 Notes to their stated maturity date or any earlier redemption date.
In connection with any defeasance or covenant defeasance, we were required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the 5.75% 2026 Notes would not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, was required to refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable United States federal income tax law which occurred after the date of the indenture.
“Government Obligations” meant securities that were:
(1)    direct obligations of the United States of America for the payment of which its full faith and credit was pledged; or
(2)    obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which was unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which, in either case, were not callable or redeemable at the option of the issuer thereof, and would also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian was not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
“Independent Financial Advisor” meant any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.
The Registrar and Paying Agent
We initially designated the trustee as the registrar and paying agent for the 5.75% 2026 Notes. Payments of interest and principal were made, and the 5.75% 2026 Notes were transferable, at the office of the paying agent, or at such other place or places as could be designated pursuant to the indenture. For 5.75% 2026 Notes issued in book-entry only form evidenced by a global 5.75% 2026 Note, payments were made to a nominee of the depository.
No Personal Liability
The indenture provided that no recourse for the payment of the principal of, premium, if any, or interest on any of the 5.75% 2026 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 5.75% 2026 Notes or because of the creation of any indebtedness represented thereby, could be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto. Each holder, by accepting the 5.75% 2026 Notes, waived and released all such liability. The waiver and release were part of the consideration for issuance of the 5.75% 2026 Notes.
Governing Law
The indenture and the 5.75% 2026 Notes were governed by the laws of the State of New York.
Book Entry, Delivery and Form
We obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The 5.75% 2026 Notes were represented by one or more fully registered global notes. Each global note representing the 5.75% 2026 Notes was deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee was the registered owner of the global 5.75% 2026 Notes representing the 5.75% 2026 Notes, DTC or such nominee was considered the sole owner and holder of the 5.75% 2026 Notes for all purposes of the 5.75% 2026 Notes and the indenture. Except as provided below, owners of beneficial interests in the 5.75% 2026 Notes were not entitled to have the 5.75% 2026 Notes registered in their names, did not receive and were not entitled to receive physical delivery of the 5.75% 2026 Notes in certificated form and were not considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person who owned a beneficial interest in a 5.75% 2026 Note relied on the procedures of DTC or its nominee and, if such person was not a participant, on the procedures of the participant through which such person owned its interest, in order to exercise any rights of a holder.
Unless and until we issued the 5.75% 2026 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 5.75% 2026 Notes:”
•you were not entitled to receive a certificate representing your interest in the 5.75% 2026 Notes;
•all references herein to actions by holders referred to actions taken by DTC upon instructions from its direct participants; and
•all references herein to payments and notices to holders referred to payments and notices to DTC or Cede & Co., as the holder of the 5.75% 2026 Notes, for distribution to you in accordance with DTC procedures.
The Depository Trust Company
•DTC acted as securities depositary for the 5.75% 2026 Notes. The 5.75% 2026 Notes was issued as fully registered 5.75% 2026 Notes registered in the name of Cede & Co. DTC is:
•a limited purpose trust company organized under the New York Banking Law;
•a “banking organization” under the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” under the New York Uniform Commercial Code; and
•a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.
DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of 5.75% 2026 Notes under DTC’s system were required to be made by or through direct participants, which would receive a credit for the 5.75% 2026 Notes on DTC’s records. The ownership interest of each beneficial owner was in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners did not receive written confirmation from DTC of their purchase, but beneficial owners were expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the 5.75% 2026 Notes were to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners did not receive certificates representing their ownership interests in the 5.75% 2026 Notes, except as provided under “–Certificated 5.75% 2026 Notes.”
To facilitate subsequent transfers, all 5.75% 2026 Notes deposited with DTC were registered in the name of DTC’s nominee, Cede & Co. The deposit of 5.75% 2026 Notes with DTC and their registration in the name of Cede & Co. effected no change in beneficial ownership. DTC had no knowledge of the actual beneficial owners of the 5.75% 2026 Notes. DTC’s records reflected only the identity of the direct participants to whose accounts such 5.75% 2026 Notes were credited, which may or may not have been the beneficial owners. The participants would remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners were governed by arrangements among them, subject to any statutory or regulatory requirements as was in effect from time to time.
Book-Entry Only Form
Under the book-entry only form, the paying agent would make all required payments to Cede & Co., as nominee of DTC. DTC would forward the payment to the direct participants, who would then forward the payment to the indirect participants or to you as the beneficial owner. You may have experienced some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent had any direct responsibility or liability for making any payment to owners of beneficial interests in the 5.75% 2026 Notes.
DTC was required to make book-entry transfers on behalf of its direct participants and was required to receive and transmit payments of principal, premium, if any, and interest on the 5.75% 2026 Notes. Any direct participant or indirect participant with which you had an account was similarly required to make book-entry transfers and to receive and transmit payments with respect to the 5.75% 2026 Notes on your behalf. We and the trustee under the indenture had no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture had no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 5.75% 2026 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also did not supervise these systems in any way.

The trustee would not recognize you as a holder under the indenture, and you could only exercise the rights of a holder indirectly through DTC and its direct participants. DTC advised us that it would only take action regarding a 5.75% 2026 Note if one or more of the direct participants to whom the 5.75% 2026 Note was credited directed DTC to take such action and only in respect of the portion of the aggregate principal amount of the 5.75% 2026 Notes as to which that participant or participants had given that direction. DTC could only act on behalf of its direct participants. Your ability to pledge 5.75% 2026 Notes to non-direct participants, and to take other actions, was limited because you did not possess a physical certificate that represented your 5.75% 2026 Notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) would consent or vote with respect to the 5.75% 2026 Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigned Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 5.75% 2026 Notes were credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the 5.75% 2026 Notes were being redeemed, DTC’s practice was to determine by lot the amount of the interest of each participant in such 5.75% 2026 Notes to be redeemed.
A beneficial owner of 5.75% 2026 Notes was required to give notice to elect to have its 5.75% 2026 Notes repurchased or tendered, through its participant, to the trustee and effected delivery of such 5.75% 2026 Notes by causing the direct participant to transfer the participant’s interest in such 5.75% 2026 Notes, on DTC’s records, to the trustee. The requirement for physical delivery of 5.75% 2026 Notes in connection with a repurchase or tender was deemed satisfied when the ownership rights in such 5.75% 2026 Notes were transferred by direct participants on DTC’s records and followed by a book-entry credit of such 5.75% 2026 Notes to the trustee’s DTC account.
Certificated 5.75% 2026 Notes
Unless and until they were exchanged, in whole or in part, for 5.75% 2026 Notes in certificated registered form, or certificated 5.75% 2026 Notes, in accordance with the terms of the 5.75% 2026 Notes, global 5.75% 2026 Notes representing the 5.75% 2026 Notes could not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We would issue certificated 5.75% 2026 Notes in exchange for global 5.75% 2026 Notes representing the 5.75% 2026 Notes, only if:
•DTC notified us in writing that it was unwilling or unable to continue as depositary for the global 5.75% 2026 Notes or ceased to be a clearing agency registered under the under the Exchange Act, and we were unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC had ceased to be so registered, as the case may be;

•an Event of Default had occurred and was continuing under the indenture and a request for such exchange had been made; or
•we, at our option, elected to exchange all or part of a global 5.75% 2026 Note for certificated 5.75% 2026 Notes.
If any of the three above events occurred, DTC was required to notify all direct participants that certificated 5.75% 2026 Notes were available through DTC. DTC would then surrender the global 5.75% 2026 Notes representing the 5.75% 2026 Notes along with instructions for re-registration. The trustee would re-issue the 5.75% 2026 Notes in fully certificated registered form and would recognize the holders of the certificated 5.75% 2026 Notes as holders under the indenture.
Unless and until we issued certificated 5.75% 2026 Notes, (1) you were not entitled to receive a certificate representing your interest in the 5.75% 2026 Notes, (2) all references herein to actions by holders referred to actions taken by the depositary upon instructions from their direct participants and (3) all references herein to payments and notices to holders referred to payments and notices to the depositary, as the holder of the 5.75% 2026 Notes, for distribution to you in accordance with its policies and procedures.
THE 9.00% 2029 NOTES
General
The 9.00% 2029 Notes are a single series under the indenture, initially in the aggregate principal amount of $130.0 million. The 9.00% 2029 Notes were issued only in fully registered form without coupons, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. The 9.00% 2029 Notes are evidenced by one or more global 9.00% 2029 Notes in book-entry form, except under the limited circumstances described under “–Certificated 9.00% 2029 Notes.”
The 9.00% 2029 Notes will not be convertible into, or exchangeable for, shares of our common stock or any other securities.
Ranking
The 9.00% 2029 Notes:
are our senior unsecured obligations;
will not be guaranteed by any of our subsidiaries;
rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
are effectively subordinated to any of our and our subsidiaries’ existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and

are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the 9.00% 2029 Notes or to make any funds available to us for payment on the 9.00% 2029 Notes, whether by dividends, loans or other payments, except that we contributed the net proceeds from the offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note (or the 9.00% 2029 Mirror Note) with terms that are substantially equivalent to the terms of the 9.00% 2029 Notes. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the 9.00% 2029 Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of debt securities of which the 9.00% 2029 Notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the 9.00% 2029 Notes and with terms identical to the 9.00% 2029 Notes except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the 9.00% 2029 Notes, provided that if any such additional debt securities are not fungible with the 9.00% 2029 Notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the 9.00% 2029 Notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the 9.00% 2029 Notes, and such additional debt securities will form a single series of debt securities with the 9.00% 2029 Notes.
Interest
The 9.00% 2029 Notes bear interest at a rate of 9.00% per year from, and including, December 10, 2024. The subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest is payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing March 15, 2025, to the persons in whose names the 9.00% 2029 Notes are registered at the close of business on March 1, June 1, September 1, or December 1 as the case may be, immediately before the relevant interest payment date. All payments are made in U.S. dollars.
Interest payments will be made only on a Business Day. If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the 9.00%

2029 Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.
Interest on the 9.00% 2029 Notes is computed on the basis of a 360-day year consisting of twelve 30 day months.
Maturity
The 9.00% 2029 Notes will mature on December 15, 2029 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “–Optional Redemption of the Notes” or repurchased by us as described herein under “–Certain Covenants-Offer to Repurchase Upon a Change of Control Repurchase Event.” The 9.00% 2029 Notes are not entitled to the benefits of, or be subject to, any sinking fund.
Optional Redemption of the 9.00% 2029 Notes
We may not redeem the 9.00% 2029 Notes prior to December 15, 2026. On or after, December 15, 2026, we may redeem for cash all or any portion of the 9.00% 2029 Notes, at our option, at a redemption price equal to 100% of the principal amount of the 9.00% 2029 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the 9.00% 2029 Notes, the particular 9.00% 2029 Notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.
Certain Covenants
In addition to certain covenants contained in the indenture, including, among others, the covenants described under “–Reports” and “–Consolidation, Merger and Sale of Assets” below, the indenture contains the following covenants.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the 9.00% 2029 Notes as described under “–Optional Redemption of the 9.00% 2029 Notes,” each holder of 9.00% 2029 Notes will have the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s 9.00% 2029 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 9.00% 2029 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 9.00% 2029 Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to holders at the close of business on the record date for such interest payment date.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 9.00% 2029 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 9.00% 2029 Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
accept for payment all 9.00% 2029 Notes or portions of 9.00% 2029 Notes properly tendered pursuant to our offer;
deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all 9.00% 2029 Notes or portions of 9.00% 2029 Notes properly tendered; and
deliver or cause to be delivered to the trustee the 9.00% 2029 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 9.00% 2029 Notes being repurchased by us and requesting that such 9.00% 2029 Notes be cancelled.
The paying agent will promptly send to each holder of 9.00% 2029 Notes properly tendered the purchase price for the 9.00% 2029 Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new 9.00% 2029 Note equal in principal amount to any unrepurchased portion of any 9.00% 2029 Notes surrendered; provided that each new 9.00% 2029 Note will be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.

We will not be required to make an offer to repurchase the 9.00% 2029 Notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the 9.00% 2029 Notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the 9.00% 2029 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all 9.00% 2029 Notes properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of 9.00% 2029 Notes tendered. Our failure to repurchase the 9.00% 2029 Notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.
Consolidation, Merger and Sale of Assets
The indenture provides that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the 9.00% 2029 Notes and the indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the indenture with respect to the 9.00% 2029 Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be released and discharged from our obligations under the 9.00% 2029 Notes and the indenture except in the case of any such lease.
Reports
The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.
Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.
Events of Default
The following are “Events of Default” under the indenture with respect to the 9.00% 2029 Notes:
default in the payment of any principal of or premium, if any, on or redemption price with respect to the 9.00% 2029 Notes when due;
default in the payment of any interest on the 9.00% 2029 Notes when due and payable, which continues for 30 days;
our failure to comply with our obligations under the covenant described above under “–Consolidation, Merger and Sale of Assets”;
default in tendering payment for the 9.00% 2029 Notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;
default in the performance of any other obligation of the Company contained in the indenture or the 9.00% 2029 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the 9.00% 2029 Notes;
an event of default, as defined in any bond, note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;
any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (2) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and
specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, or, each, a Bankruptcy Event.
Remedies if an Event of Default Occurs
If an Event of Default with respect to the outstanding 9.00% 2029 Notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the 9.00% 2029 Notes may declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately. If an Event of Default involving a Bankruptcy Event shall occur, the principal of, and accrued and unpaid interest, if any, on, all outstanding 9.00% 2029 Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding 9.00% 2029 Notes.
At any time after the trustee or the holders of the 9.00% 2029 Notes have accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding 9.00% 2029 Notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding 9.00% 2029 Notes may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.
The holders of a majority in principal amount of the outstanding 9.00% 2029 Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 9.00% 2029 Notes, provided that (1) such direction is not in conflict with any rule of law or the indenture, (2) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (3) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of the 9.00% 2029 Notes has the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:
that holder or holders of not less than 25% in aggregate principal amount of the outstanding 9.00% 2029 Notes have given to the trustee written notice of a continuing Event of Default with respect to the 9.00% 2029 Notes;

such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;
the trustee has not received from the holders of a majority in principal amount of the outstanding 9.00% 2029 Notes a written direction inconsistent with the request within 60 days; and
the trustee fails to institute the proceeding within 60 days.
However, the holder of a 9.00% 2029 Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such 9.00% 2029 Note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
Modification and Amendment
Subject to certain exceptions, we and the trustee may amend the indenture or the 9.00% 2029 Notes, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority in aggregate principal amount of the 9.00% 2029 Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 9.00% 2029 Notes). However, without the consent of each holder of a then outstanding 9.00% 2029 Note, no amendment may, among other things:
reduce the percentage in aggregate principal amount of 9.00% 2029 Notes outstanding necessary to waive any past Default or Event of Default;
reduce the rate of interest on any 9.00% 2029 Note or change the time for payment of interest on any 9.00% 2029 Note;
reduce the principal of any 9.00% 2029 Note or the amount payable upon redemption of any 9.00% 2029 Note or change the maturity date of any 9.00% 2029 Note;
change the place or currency of payment on any 9.00% 2029 Note;
reduce the Change of Control Repurchase Event repurchase price of any 9.00% 2029 Note or amend or modify in any manner adverse to the rights of the holders of the 9.00% 2029 Notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
impair the right of any holder to receive payment of principal of and interest, if any, on, its 9.00% 2029 Notes, or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s 9.00% 2029 Notes;

modify the ranking of the 9.00% 2029 Notes in a manner that is adverse to the rights of the holders of the 9.00% 2029 Notes; or
make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions of the indenture if such change is adverse to the rights of the holders of the 9.00% 2029 Notes.
Without the consent of any holder of the 9.00% 2029 Notes, we and the trustee may amend the indenture or the 9.00% 2029 Notes:
to conform the terms of the indenture or the 9.00% 2029 Notes to the description thereof in the applicable prospectus supplement, the accompanying prospectus or any terms sheet relating to the 9.00% 2029 Notes;
to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;
to add guarantees with respect to the 9.00% 2029 Notes and to remove guarantees in accordance with the terms of the indenture and the 9.00% 2029 Notes;
to secure the 9.00% 2029 Notes;
to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the 9.00% 2029 Notes;
to cure any ambiguity, omission, defect or inconsistency in the indenture or the 9.00% 2029 Notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the 9.00% 2029 Notes;
to make any change that does not adversely affect the rights of any holder of the 9.00% 2029 Notes;
to provide for a successor trustee;
to comply with the applicable procedures of the depositary; or
to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture (1) by delivering to the trustee for cancellation all outstanding 9.00% 2029 Notes or (2) by irrevocably depositing with the trustee, after the 9.00% 2029 Notes have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the 9.00% 2029 Notes are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as will be sufficient, Government Obligations (as defined below under “–Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay principal of, premium, if any, and interest on the 9.00% 2029 Notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us. Such satisfaction and discharge is subject to terms contained in the indenture and certain provisions of the indenture will survive such satisfaction and discharge.
Defeasance and Covenant Defeasance
The indenture also provides that we may elect either:
to defease and be discharged from any and all obligations with respect to the 9.00% 2029 Notes other than the obligations to register the transfer or exchange of the 9.00% 2029 Notes, to replace temporary or mutilated, destroyed, lost or stolen 9.00% 2029 Notes, to maintain an office or agency in respect of the 9.00% 2029 Notes and to hold moneys for payment in trust (“defeasance”); or
to be released from our obligations under the covenants described above under “–Certain Covenants,” “–Reports” and “–Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such 9.00% 2029 Notes (“covenant defeasance”);
in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the 9.00% 2029 Notes to their stated maturity date or any earlier redemption date.
In connection with any defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the 9.00% 2029 Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture.
“Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or
(2)    obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.
The Registrar and Paying Agent
We have initially designated the trustee as the registrar and paying agent for the 9.00% 2029 Notes. Payments of interest and principal will be made, and the 9.00% 2029 Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For 9.00% 2029 Notes issued in book-entry only form evidenced by a global 9.00% 2029 Note, payments will be made to a nominee of the depository.
No Personal Liability
The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 9.00% 2029 Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the 9.00% 2029 Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto. Each holder, by accepting the 9.00% 2029 Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 9.00% 2029 Notes.

Governing Law
The indenture and the 9.00% 2029 Notes are governed by the laws of the State of New York.
Book Entry, Delivery and Form
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The 9.00% 2029 Notes are represented by one or more fully registered global notes. Each global note representing the 9.00% 2029 Notes will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee is the registered owner of the global 9.00% 2029 Notes representing the 9.00% 2029 Notes, DTC or such nominee will be considered the sole owner and holder of the 9.00% 2029 Notes for all purposes of the 9.00% 2029 Notes and the indenture. Except as provided below, owners of beneficial interests in the 9.00% 2029 Notes are not entitled to have the 9.00% 2029 Notes registered in their names, will not receive or be entitled to receive physical delivery of the 9.00% 2029 Notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a 9.00% 2029 Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Unless and until we issue the 9.00% 2029 Notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated 9.00% 2029 Notes:”
you will not be entitled to receive a certificate representing your interest in the 9.00% 2029 Notes;
all references herein to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and
all references herein to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the 9.00% 2029 Notes, for distribution to you in accordance with DTC procedures.
The Depository Trust Company
DTC acts as securities depositary for the 9.00% 2029 Notes. The 9.00% 2029 Notes will be issued as fully registered 9.00% 2029 Notes registered in the name of Cede & Co. DTC is:

a limited purpose trust company organized under the New York Banking Law;
a “banking organization” under the New York Banking Law;
a member of the Federal Reserve System;
a “clearing corporation” under the New York Uniform Commercial Code; and
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.
DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of 9.00% 2029 Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the 9.00% 2029 Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the 9.00% 2029 Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the 9.00% 2029 Notes, except as provided under “–Certificated 9.00% 2029 Notes.”
To facilitate subsequent transfers, all 9.00% 2029 Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of 9.00% 2029 Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the 9.00% 2029 Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such 9.00% 2029 Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Only Form
Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the 9.00% 2029 Notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the 9.00% 2029 Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the 9.00% 2029 Notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the 9.00% 2029 Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a 9.00% 2029 Note if one or more of the direct participants to whom the 9.00% 2029 Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the 9.00% 2029 Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge 9.00% 2029 Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your 9.00% 2029 Notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the 9.00% 2029 Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the 9.00% 2029 Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the 9.00% 2029 Notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such 9.00% 2029 Notes to be redeemed.
A beneficial owner of 9.00% 2029 Notes shall give notice to elect to have its 9.00% 2029 Notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such 9.00% 2029 Notes by causing the direct participant to transfer the participant’s interest in such 9.00% 2029 Notes, on DTC’s records, to the trustee. The requirement for physical delivery of 9.00% 2029 Notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such 9.00% 2029 Notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such 9.00% 2029 Notes to the trustee’s DTC account.
Certificated 9.00% 2029 Notes
Unless and until they are exchanged, in whole or in part, for 9.00% 2029 Notes in certificated registered form, or certificated 9.00% 2029 Notes, in accordance with the terms of the 9.00% 2029 Notes, global 9.00% 2029 Notes representing the 9.00% 2029 Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We will issue certificated 9.00% 2029 Notes in exchange for global 9.00% 2029 Notes representing the 9.00% 2029 Notes, only if:
DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global 9.00% 2029 Notes or ceases to be a clearing agency registered under the under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;
an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or
we, at our option, elect to exchange all or part of a global 9.00% 2029 Note for certificated 9.00% 2029 Notes.
If any of the three above events occurs, DTC is required to notify all direct participants that certificated 9.00% 2029 Notes are available through DTC. DTC will then surrender the global 9.00% 2029 Notes representing the 9.00% 2029 Notes along with instructions for re-registration. The trustee will re-issue the 9.00% 2029 Notes in fully certificated registered form and will recognize the holders of the certificated 9.00% 2029 Notes as holders under the indenture.
Unless and until we issue certificated 9.00% 2029 Notes, (1) you will not be entitled to receive a certificate representing your interest in the 9.00% 2029 Notes, (2) all references herein to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (3) all references herein to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the 9.00% 2029 Notes, for distribution to you in accordance with its policies and procedures.